Filed Pursuant to Rule 424(b)(5)

Registration No. 333-253285

PROSPECTUS SUPPLEMENT

(To Prospectus dated April 9, 2021)

169,200 Shares

8% Series A Cumulative Preferred Stock

Liquidation Preference $25.00 Per Share

FG Financial Group, Inc.

We are offering 169,200 shares of our 8.00% Cumulative Preferred Stock, Series A, $25.00 liquidation preference per share, which we refer to as the Series A Preferred Stock, at a purchase price of $25.00 per share, pursuant to this prospectus supplement and the accompanying prospectus.

Dividends on our Series A Preferred Stock accrue daily and will be cumulative from, and including, the issuance date and will be payable quarterly on or about the 15th day of March, June, September and December of each year, at a rate of 8.00% per annum of the $25.00 per share liquidation preference (equivalent to $2.00 per annum per share). The first dividend payable on our Series A Preferred Stock to be sold in this offering is June 15, 2021 (in the amount of $0.50 per share) to persons who are holders of record of the Series A Preferred Stock at the close of business on June 1, 2021.

Generally, we may not redeem the Series A Preferred Stock until February 28, 2023 or upon the occurrence of a Change of Control (as defined herein), as applicable. At any time on and after February 28, 2023, we may, at our option, redeem the Series A Preferred Stock, in whole or in part from time to time, at a redemption price of  $25.00 per share, plus any accrued and unpaid dividends to, but not including, the date of redemption. In addition, upon the occurrence of a Change of Control, we may, subject to certain conditions, at our option, redeem the Series A Preferred Stock, in whole or in part, within 120 days after the first date on which such Change of Control occurred, at a redemption price of $25.00 per share, plus any accumulated and unpaid dividends to, but not including, the redemption date.

The Series A Preferred Stock has no maturity date and will remain outstanding indefinitely unless redeemed by us. Holders of the Series A Preferred Stock generally will have no voting rights, but will have limited voting rights in certain events.

Our Series A Preferred Stock is listed on the Nasdaq Global Market under the symbols “FGFPP.” On May 17, 2021 the last reported sale price of our Series A Preferred Stock on the Nasdaq Global Market was $25.50 per share.

The aggregate market value of the Registrant’s outstanding voting and nonvoting common equity held by non-affiliates was $14,595,282 on May 3, 2021, computed on the basis of the closing sale price of the Registrant’s common stock on that date. There have been no sales of securities by or on behalf of the Registrant pursuant to General Instruction I.B.6. of Form S-3 during the 12 calendar months immediately prior to, and including, the date of this prospectus.

INVESTING IN OUR SECURITIES INVOLVES RISKS. WE STRONGLY RECOMMEND THAT YOU READ CAREFULLY THE RISKS WE DESCRIBE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING BASE PROSPECTUS, AS WELL AS THE RISK FACTORS THAT ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS FROM OUR FILINGS MADE WITH THE SECURITIES AND EXCHANGE COMMISSION. SEE “RISK FACTORS” BEGINNING ON PAGE S-8 OF THIS PROSPECTUS SUPPLEMENT AND PAGE 3 OF THE ACCOMPANYING PROSPECTUS.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering Price	$25.00	$4,230,000.00
Underwriting commissions(1)	$2.00	$338,400.00
Proceeds to us, before expenses	$23.00	$3,891,600.00

(1)	See “Underwriting” for a description of all underwriting compensation payable in connection with this offering.

We have granted the representative of the underwriters an option to purchase up to an additional 25,380 shares of Series A Preferred Stock (15% of the shares of Series A Preferred Stock sold in this offering) from us at the public offering price, less the underwriting commissions, within 45 days from the date of this prospectus supplement to cover over-allotments, if any.

The underwriters expect to deliver the shares of Series A Preferred Stock to investors on or about May 21, 2021.

ThinkEquity

a division of Fordham Financial Management, Inc.

The date of this prospectus supplement is May 18, 2021.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

iii

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus relate to the offering of shares of our Series A Preferred Stock. Before purchasing any shares of our Series A Preferred Stock offered hereby, you should carefully read both this prospectus supplement and the accompanying prospectus, together with the additional information described under the headings, “Where You Can Find More Information” and “Incorporation by Reference.”

On February 19, 2021, we filed with the U.S. Securities and Exchange Commission (the SEC) a registration statement on Form S-3, which was amended on March 24, 2021 (File No. 333-253285), utilizing a shelf registration process relating to the securities described in this prospectus supplement, which registration statement became effective on April 9, 2021. Under this shelf registration process, we may, from time to time, sell preferred stock and other securities, including this offering.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of Series A Preferred Stock and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the prospectus and this prospectus supplement. The second part, the accompanying base prospectus dated April 9, 2021, including the documents incorporated by reference therein, gives more general information, some of which does not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined.

If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference — the statement in the document having the later date modifies or supersedes the earlier statement. In particular, with respect to any information contained in this prospectus supplement, on the one hand, and information in the accompanying prospectus or documents incorporated by reference, on the other hand, the information in this prospectus supplement shall control.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

We have not authorized any other person to provide you with any information or to make any representations other than those contained in this prospectus supplement or the accompanying prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement and the accompanying prospectus is accurate only as of the date on its cover and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus supplement and the accompanying prospectus incorporate by reference market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus supplement, or the accompanying prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus supplement and the accompanying prospectus and under similar headings in other documents that are incorporated by reference into this prospectus supplement or the accompanying prospectus. Accordingly, investors should not place undue reliance on this information.

Unless we state otherwise or the context otherwise requires, references in this prospectus supplement and the accompanying prospectus to “we,” “our,” “us,” “the Company,” or “FGF” are to FG Financial Group, Inc., a Delaware corporation, together with our consolidated subsidiaries.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference into it may contain forward-looking statements regarding the Company and represents our expectations and beliefs concerning future events that are, or may be considered to be, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These forward-looking statements are intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. The forward-looking statements included herein or incorporated herein by reference include or may include, but are not limited to, (and you should read carefully) statements that are predictive in nature, depend upon or refer to future events or conditions, or use or contain words, terms, phrases, or expressions such as “achieve,” “forecast,” “plan,” “propose,” “strategy,” “envision,” “hope,” “will,” “continue,” “potential,” “expect,” “believe,” “anticipate,” “project,” “estimate,” “predict,” “intend,” “should,” “could,” “may,” “might,” or similar words, terms, phrases, or expressions or the negative of any of these terms. Any statements in this prospectus supplement or the accompanying prospectus or incorporated herein or therein by reference that are not based upon historical fact are forward-looking statements and represent our best judgment as to what may occur in the future. Forward-looking statements involve a number of known and unknown risks and uncertainties, including but not limited to those discussed in the “Risk Factors” section contained in Item 1A in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and the following risks and uncertainties: risks associated with our limited business operations since the closing of our Maison Business (the “Asset Sale”); risks associated with our inability to identify and realize business opportunities, and the undertaking of any new such opportunities, following the Asset Sale; our ability to spend or invest the net proceeds from the Asset Sale in a manner that yields a favorable return; general conditions in the global economy, including the impact of health and safety concerns from the current COVID-19 pandemic and the impact of governmental measures taken in response thereto; the uncertainty and difficulty in predicting the ultimate impact of the COVID-19 pandemic on our business; our lack of operating history or established reputation in the reinsurance industry; our inability to obtain or maintain the necessary approvals to operate reinsurance subsidiaries; risks associated with operating in the reinsurance industry, including inadequately priced insured risks, credit risk associated with brokers we may do business with, and inadequate retrocessional coverage; our inability to execute on our investment and investment management strategy, including our strategy to invest in real estate assets and the risk capital of special purpose acquisition companies; potential loss of value of investments; risk of becoming an investment company; fluctuations in our short-term results as we implement our new business strategy; risks of not being unable to attract and retain qualified management and personnel to implement and execute on our business and growth strategy; failure of our information technology systems, data breaches and cyber-attacks; our ability to establish and maintain an effective system of internal controls; our limited operating history as a publicly traded company; the requirements of being a public company and losing our status as a smaller reporting company or becoming an accelerated filer; any potential conflicts of interest between us and our controlling stockholders and different interests of controlling stockholders; potential conflicts of interest between us and our directors and executive officers; the impact of the COVID-19 pandemic on the business of FedNat Holding Company; continued volatility or further decline in the value of the shares of FedNat Holding Company common stock received by us as consideration in the Asset Sale or limitations and restrictions with respect to our ownership of such shares; risks of being a minority stockholder of FedNat Holding Company; risks associated with our related party transactions and investments; and risks associated with our inability to continue to satisfy the listing standards of the Nasdaq following completion of the Asset Sale. Our expectations and future plans and initiatives may not be realized. If one of these risks or uncertainties materializes, or if our underlying assumptions prove incorrect, actual results may vary materially from those expected, estimated or projected.

Although we believe the expectations reflected in our forward-looking statements are reasonable, in reading this prospectus supplement, the accompanying prospectus and the documents incorporated into this prospectus or the accompanying prospectus by reference, you should consider the factors discussed under the heading, “Risk Factors,” contained in this prospectus supplement and the accompanying prospectus in evaluating any forward-looking statements and you are cautioned not to place undue reliance on any forward-looking statements. Each forward-looking statement is made and applies only as of the date of the particular statement, and we are not obligated to update, withdraw, or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You should consider these risks when reading any forward-looking statements. All forward-looking statements attributed or attributable to us or to persons acting on our behalf are expressly qualified in their entirety by this section entitled “Cautionary Statement Regarding Forward-Looking Statements.”

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PROSPECTUS SUPPLEMENT SUMMARY

The following summary is qualified in its entirety by, and should be read together with, the more detailed information and financial statements and related notes thereto appearing elsewhere or incorporated by reference in this prospectus supplement and the accompanying base prospectus. Before you decide to invest in our preferred stock, you should read the entire prospectus supplement and the accompanying base prospectus carefully, including the risk factors and the financial statements and related notes incorporated by reference in this prospectus supplement and the accompanying base prospectus.

About FG Financial Group, Inc.

FG Financial Group, Inc. is a reinsurance and investment management holding company focused on opportunistic collateralized and loss capped reinsurance, while allocating capital to SPAC and SPAC sponsor-related businesses. Our principal business operations are conducted through our subsidiaries and affiliates. On December 17, 2020 we changed our corporate name from 1347 Property Insurance Holdings, Inc., to FG Financial Group, Inc., to better align with our future business plans.

Our strategy has evolved to focus on opportunistic collateralized and loss capped reinsurance, while allocating capital to special purpose acquisition companies (“SPACs”) and SPAC sponsor-related businesses. Accordingly, in the first quarter 2021, we have launched our “SPAC Platform,” as further discussed below. On April 12, 2021, we completed an IPO of our first SPAC Platform investment, Aldel Financial Inc. (NYSE: ADF.U).

As part of our refined focus, we have adopted the following capital allocation philosophy:

“Grow intrinsic value per share with a long-term focus using fundamental research, allocating capital to asymmetric risk/reward opportunities.”

Historically, we have operated a real estate business through our subsidiary, FGI Metrolina Property Income Fund, LP; however, we do not anticipate that our real estate business will be a significant component of our future business plans.

Reinsurance:

We have formed a wholly-owned reinsurance subsidiary, FG Reinsurance Ltd. (“FGRe”), a Cayman Islands limited liability company, to provide specialty property and casualty reinsurance. FGRe has been granted a Class B(iii) insurer license in accordance with the terms of The Insurance Law, 2010 and underlying regulations thereto and is subject to regulation by the Cayman Islands Monetary Authority (the “Authority”). FGRe entered into its first reinsurance transaction effective January 1, 2021. The agreement is collateralized through a funds at Lloyds transaction. Our maximum exposure to loss in the transaction is approximately $2,900,000 and will cover all risks written by the syndicates during the 2021 insurance year. On November 12, 2020, FGRe initially funded a trust account at Lloyd’s with approximately $2,400,000 to collateralize its obligations.

Asset Management:

We have formed a wholly owned subsidiary, FG Strategic Consulting, LLC, to serve as an investment advisor to FedNat Holding Company under the investment advisory agreement entered into on December 2, 2019. We have also formed Fundamental Global Asset Management, LLC, a joint venture with a wholly owned subsidiary of Fundamental Global Investors, LLC, which owns 61% of our common stock (“FGI”), to sponsor investment advisors that will manage private funds ranging the full spectrum of alternative equities, fixed income, private equity and real estate. In September 2020, the joint venture sponsored the launch of FG Special Situations Fund via an investment of $5.0 million. Approximately $4.0 million of this investment represented the sponsorship of our first special purpose acquisition company, FG New America Acquisition Corp.

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Insurance

FGRe is currently in the process of establishing and seeking regulatory approvals for a Risk Retention Group (“RRG”) to be domiciled in the state of Vermont for the purpose of providing directors and officers insurance coverage to special purpose acquisition vehicles. We expect to begin operation of the RRG in the 4th quarter of 2021. FGRe would anticipate providing capital, along with others, to facilitate the underwriting of such insurance coverage. We will focus on fee income derived from originating, underwriting, and servicing the insurance business, while mitigating our financial risk with external reinsurance partners.

SPAC Platform

On December 21, 2020, we formed FG SPAC Solutions LLC (“FGSS”), a Delaware company, to facilitate the launch of our “SPAC Platform.” Under the SPAC Platform, we plan to provide various strategic, administrative, and regulatory support services to newly formed SPACs for a monthly fee. We co-founded a partnership to participate as a co-sponsor for newly formed SPACs. We also participate in the risk capital investments associated with the launch of such SPACs through our Asset Management business, specifically FG Special Situations Fund, LP. The first transaction entered into under the SPAC Platform occurred on January 11, 2021 by and between FGSS and Aldel Investors LLC, the sponsor of Aldel Financial Inc. (“Aldel”), a special purpose acquisition company which filed its initial registration statement with the SEC on February 16, 2021 and which registration statement became effective on April 8, 2021. Under the agreement between FGSS and Aldel Investors LLC, FGSS has agreed to provide certain accounting, regulatory, strategic advisory, and other administrative services to Aldel, which include assistance with negotiations with a potential merger target for the SPAC as well as assistance with the de-SPAC process. Aldel completed its IPO on April 12, 2021. In the aggregate, our investment in Aldel directly and through our subsidiaries represented potential beneficial ownership of approximately 533,000 Aldel founder shares and approximately 321,000 warrants at an exercise price of $15 per share.

Corporate Information

We are a Delaware corporation. Our principal executive offices are located at 970 Lake Carillon Dr, Suite 318, St. Petersburg, Florida, 33716, and our telephone number is (727) 304-5666. Our website is www.fgfinancial.com. Information contained on, or that may be accessible through, our website is not a part of, and is not incorporated into, this prospectus supplement or the accompanying prospectus.

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THE OFFERING

The following summary contains basic information about this offering. The summary is not intended to be complete. You should read the full text and more specific details contained elsewhere in this prospectus supplement and the accompanying base prospectus.

Securities offered by us	169,200 shares of our 8.00% Cumulative Preferred Stock, Series A, $25.00 liquidation preference per share.

Offering price	$25.00 per share of Series A Preferred Stock

Over-allotment option	We granted to the representative of the underwriters the option, exercisable for 45 days from the date of this prospectus supplement, to purchase up to additional 25,380 shares of Series A Preferred Stock to cover over-allotments.

Series A Preferred Stock outstanding immediately prior to this offering	700,000 shares

Series A Preferred Stock to be outstanding after this offering	869,200 shares

Dividends

Holders of shares of the Series A Preferred Stock are entitled to receive, when, as and if declared by our board of directors, out of lawfully available funds for the payment of dividends, cumulative cash dividends at a rate of 8.00% per annum of the $25.00 per share liquidation preference (equivalent to $2.00 per annum per share). All accrued dividends on the Series A Preferred Stock shall be paid in cash only when, as and if declared by the Board out of lawfully available funds therefor or upon a liquidation or redemption of the Series A Preferred Stock.

Dividends on our Series A Preferred Stock accrue daily and will be cumulative from, and including, the issuance date and payable quarterly in arrears on or about the 15th day of March, June, September and December of each year (each such date, a “Dividend Payment Date”); provided that, if any Dividend Payment Date is not a Business Day (as herein defined), then the dividend that would otherwise have been payable on that Dividend Payment Date may be paid on the next succeeding Business Day, and no interest, additional dividends or other sums will accrue on the amount so payable from such Dividend Payment Date to that next succeeding Business Day.

Dividends will be payable to holders of record of the Series A Preferred Stock on the applicable record date, which will be March 1, June 1, September 1 and December 1, as applicable, whether or not a Business Day (each such date, a “Dividend Record Date”). The first dividend on our Series A Preferred Stock sold in this offering is payable on June 15, 2021 (in the amount of  $0.50 per share) to holders of record of the Series A Preferred Stock at the close of business on June 1, 2021.

Dividends on the Series A Preferred Stock will accumulate whether or not we have earnings, whether or not there are funds legally available for the payment of those dividends and whether or not those dividends are declared by our board of directors. No interest will be payable in respect of any dividend payment the Series A Preferred Stock that are in arrears.

Any dividend payable on the Series A Preferred Stock, including dividends payable for any partial dividend period, will be computed on the basis of a 360-day year consisting of twelve 30-day months.

For definition of  “Business Day,” see “Description of Series A Preferred Stock —Dividend Rate.”

No Maturity or Mandatory Redemption	The Series A Preferred Stock has no maturity date, and we are not required to redeem the Series A Preferred Stock. We are not required to set aside funds to redeem the Series A Preferred Stock. Accordingly, the Series A Preferred Stock will remain outstanding indefinitely unless we decide to redeem it.

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Optional Redemption

The Series A Preferred Stock may be redeemed in whole or in part (at our option) any time on or after February 28, 2023, upon not less than 30 days nor more than 60 days written notice by mail prior to the date fixed for redemption thereof, at a redemption price equal to $25.00 per share, plus any accumulated and unpaid dividends to, but not including, the redemption date. See “Description of the Series A Preferred Stock —Optional Redemption.”

Upon the occurrence a Change of Control, we may, at our option, redeem the shares of Series A Preferred Stock, in whole or in part, within 120 days after the first date on which such Change of Control occurred, at a redemption price equal to $25.00 per share, plus accumulated and unpaid dividends to, but excluding, the redemption date.

A “Change of Control” is deemed to occur when, after the original issuance of the Series A Preferred Stock, the following have occurred and are continuing:

(i) the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of our stock entitling that person to exercise more than 50% of the total voting power of all our stock entitled to vote generally in the election of our directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

(ii) following the closing of any transaction referred to in clause (i) above, neither we nor the acquiring or surviving entity has a class of common securities listed on the Nasdaq Stock Market (“Nasdaq”), the New York Stock Exchange (the “NYSE”) or the NYSE American LLC (the “NYSE American”), or listed or quoted on an exchange or quotation system that is a successor to the Nasdaq, NYSE or NYSE American.

If we elect to redeem any shares of the Series A Preferred Stock as described in this paragraph, we may use any available cash to pay the redemption price.

No Conversion or Preemptive Rights	The Series A Preferred Stock will not be convertible into any other class of our capital stock or have any preemptive rights.

Liquidation Preference	If we liquidate, dissolve or wind up, holders of the Series A Preferred Stock will have the right to receive $25.00 per share, plus any accumulated and unpaid dividends to, but not including, the date of payment, before any payment is made to the holders of our common stock or junior stock. See “Description of the Series A Preferred Stock — Liquidation Preference.”

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Ranking	The Series A Preferred Stock will rank, with respect to rights to the payment of dividends and distributions of assets upon our liquidation, dissolution or winding up, (i) senior to all classes or series of our common stock and our other capital stock that ranks junior to the Series A Preferred Stock either as to the payment of dividends or as to the distribution of assets upon our liquidation, dissolution or winding-up; (ii) equally with all classes or series of our capital stock that ranks equally with the Series A Preferred Stock with respect to the payment of dividends and in the distribution of assets upon our liquidation, dissolution or winding-up, including other series of preferred stock issued by us with terms providing that those series rank equally with the Series A Preferred Stock with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up; and (iii) junior to all series of preferred stock issued by us with terms designating they rank senior to the Series A Preferred Stock as to the payment of dividends and distributions upon our liquidation, dissolution or winding up. See “Description of the Series A Preferred Stock — Ranking.”

Limited Voting Rights

Holders of the Series A Preferred Stock do not have any voting rights, except as set forth below or as otherwise required by law.

We may not:

(i) issue any class or series of stock ranking senior to the Series A Preferred Stock; or

(ii) amend or alter our certificate of incorporation so as to materially and adversely affect any right, preference, privilege or voting power of the Series A Preferred Stock holders,

unless approved by a two-thirds (2/3) vote of the Series A Preferred Stock, voting as a single class.

Except as provided in our certificate of incorporation or as may be required by applicable law, the Series A Preferred Stock does not bestow any relative, participating, optional or other special voting rights or powers, and the consent of the holders thereof shall not be required for the taking of any corporate action.

Use of proceeds	We estimate that the net proceeds from this offering, after deducting underwriting commissions and estimated offering expenses payable by us and, will be approximately $3.66 million ($4.24 million if the underwriters exercise their option in full). We intend to use the net proceeds from this offering for working capital and other general corporate purposes. See the section titled “Use of Proceeds.”

Risk Factors	Investing in our securities involves significant risks. You should read the “Risk Factors” section of this prospectus supplement and the accompanying prospectus and in the documents incorporated by reference therein for a discussion of factors to consider before deciding to invest in our preferred stock.

Nasdaq Global Market symbol for Series A Preferred Stock	“FGFPP”

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RISK FACTORS

An investment in our securities involves a high degree of risk. Before making an investment in our securities, you should carefully consider the risks discussed under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, and any subsequently filed Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, which are incorporated by reference in this prospectus supplement and the accompanying prospectus (other than, in each case, information furnished, rather than filed), as well as the information contained in this prospectus supplement and the accompanying prospectus. Any of those risk factors could significantly and adversely affect our business, prospects, financial condition and results of operations, and the trading price of our securities. Please also read carefully the section entitled “Cautionary Statement Regarding Forward-Looking Statements.”

Risks Related to This Offering and Our Series A Preferred Stock

We may not be able to pay dividends on the Series A Preferred Stock if we have insufficient cash or available ‘surplus’ as defined under Delaware law to make such dividend payments.

Our ability to pay cash dividends on the Series A Preferred Stock requires us to have either net profits or positive net assets (total assets less total liabilities) over our capital, and that we have sufficient working capital in order to be able to pay our debts as they become due in the usual course of business. Based on our net assets as of December 31, 2020, after giving pro forma effect to the offering of the Series A Preferred Stock, we will have limited net assets over our stated capital, and future net losses we may incur would reduce the limited amount available. Accordingly, until such time as we generate significant net income from operations or otherwise increase our net assets over stated capital by means of, among other things, raising additional equity financing, we may not be able to pay cash dividends on the Series A Preferred Stock. Our ability to pay dividends may also be impaired if any of the risks described in this prospectus supplement and the accompany prospectus, including the documents incorporated by reference herein, were to occur. Also, payment of our dividends depends upon our financial condition and other factors as our board of directors may deem relevant from time to time. We cannot assure you that our businesses will generate sufficient cash flow from operations or that future borrowings will be available to us in an amount sufficient to enable us to make distributions on the Series A Preferred Stock, to pay our indebtedness, or to fund our other liquidity needs.

An active trading market for the Series A Preferred Stock may not be sustained, and investors may not be able to resell their shares at or above the price at which they purchased them.

The Series A Preferred Stock trades on the Nasdaq Global Market; however, an active trading market for our Series A Preferred Stock may not be sustained. In the absence of an active trading market for the Series A Preferred Stock, investors may not be able to sell their preferred stock at or above the price they paid or at the time that they would like to sell. In addition, an inactive market may impair our ability to raise capital by selling shares and may impair our ability to acquire other companies by using our shares as consideration, which, in turn, could harm our business.

Future issuances of preferred stock, including future issuances of shares of Series A Preferred Stock, may reduce the value of the Series A Preferred Stock.

Upon the completion of the offering described in this prospectus supplement, we may sell additional shares of preferred stock, including shares of Series A Preferred Stock, on terms that may differ from those described in this prospectus supplement. Such shares could rank on parity with or, subject to the voting rights referred to above (with respect to issuances of new series of preferred stock), senior to the Series A Preferred Stock offered hereby as to distribution rights or rights upon liquidation, winding up or dissolution. The subsequent issuance of additional shares of Series A Preferred Stock, or the creation and subsequent issuance of additional classes of preferred stock on parity with the Series A Preferred Stock, could dilute the interests of the holders of Series A Preferred Stock offered hereby. Any issuance of preferred stock that is senior to the Series A Preferred Stock would not only dilute the interests of the holders of Series A Preferred Stock offered hereby, but also could affect our ability to pay distributions on, redeem or pay the liquidation preference on the Series A Preferred Stock.

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Market interest rates may materially and adversely affect the value of the Series A Preferred Stock.

One of the factors that influences the price of the Series A Preferred Stock is the dividend yield on the Series A Preferred Stock (as a percentage of the market price of the Series A Preferred Stock) relative to market interest rates. Continued increase in market interest rates, which are currently at low levels relative to historical rates, may lead prospective purchasers of the Series A Preferred Stock to expect a higher dividend yield (and higher interest rates would likely increase our borrowing costs and potentially decrease funds available for dividend payments). Thus, higher market interest rates could cause the market price of the Series A Preferred Stock to materially decrease.

Our revenues, operating results and cash flows may fluctuate in future periods, and we may fail to meet investor expectations, which may cause the price of our Series A Preferred Stock to decline.

Variations in our quarterly and year-end operating results are difficult to predict, and our income and cash flows may fluctuate significantly from period to period. If our operating results fall below the expectations of investors or securities analysts, the price of our Series A Preferred Stock could decline substantially.

The Series A Preferred Stock represents perpetual equity interests in us, and it has no maturity or mandatory redemption date and is not redeemable at the option of investors under any circumstances. As a result, the Series A Preferred Stock will not give rise to a claim for payment of a principal amount at a particular date. As a result, holders of the Series A Preferred Stock may be required to bear the financial risks of an investment in the Series A Preferred Stock for an indefinite period of time. In addition, the Series A Preferred Stock will rank junior to any senior securities we may issue in the future with respect to assets available to satisfy claims against us.

The Series A Preferred Stock has not been rated.

We have not sought to obtain a rating for the Series A Preferred Stock. No assurance can be given, however, that one or more rating agencies might not independently determine to issue such a rating or that such a rating, if issued, would not adversely affect the market price of the Series A Preferred Stock. Also, we may elect in the future to obtain a rating for the Series A Preferred Stock, which could adversely affect the market price of the Series A Preferred Stock. Ratings only reflect the views of the rating agency or agencies issuing the ratings, and such ratings could be revised downward, placed on a watch list, or withdrawn entirely at the discretion of the issuing rating agency if in its judgment circumstances so warrant. Any such downward revision, placing on a watch list or withdrawal of a rating could have an adverse effect on the market price of the Series A Preferred Stock.

The market price of the Series A Preferred Stock could be subject to volatility.

Since the beginning of 2021, the price of the Series A Preferred Stock has varied from a low of $23.50 on January 24, 2021 to a high of $26 on March 31, 2021. On April 7, 2021, the intra-day low price was $25.

The market price of the Series A Preferred Stock depends on many factors, which may change from time to time, including:

●	prevailing interest rates, increases in which may have an adverse effect on the market price of the Series A Preferred Stock;

●	trading prices of similar securities;

●	our history of timely dividend payments;

●	the annual yield from dividends on the Series A Preferred Stock as compared to yields on other financial instruments;

●	general economic and financial market conditions;

●	government action or regulation;

●	the financial condition, performance and prospects of us and our competitors;

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●	changes in financial estimates or recommendations by securities analysts with respect to us or our competitors in our industry;

●	our issuance of additional preferred equity or debt securities;

●	actual or anticipated variations in quarterly operating results of us and our competitors; and

●	the ongoing impact of the global COVID-19 pandemic.

As a result of these and other factors, holders of the Series A Preferred Stock may experience a decrease, which could be substantial and rapid, in the market price of the Series A Preferred Stock, including decreases unrelated to our operating performance or prospects.

A holder of Series A Preferred Stock has extremely limited voting rights.

The voting rights for a holder of Series A Preferred Stock are limited. Our common stock is the only class of our securities that carries full voting rights. Voting rights for holders of the Series A Preferred Stock exist primarily with respect to voting on amendments to our certificate of incorporation, including the certificate of designations relating to the Series A Preferred Stock, that materially and adversely affect the rights of the holders of Series A Preferred Stock or authorize, increase or create additional classes or series of our capital stock that are senior to the Series A Preferred Stock. Other than the limited circumstances described in the prospectus and except to the extent required by law, holders of Series A Preferred Stock do not have any voting rights. See “Description of the Series A Preferred Stock — Voting Rights.”

Since our management will have broad discretion in how we use the proceeds from this offering, we may use the proceeds in ways with which you disagree.

Our management will have significant flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to influence how the proceeds are being used. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

Risks Related to Our Ownership of FedNat Holding Company Common Stock

We own approximately 1.4 million shares of FedNat common stock, representing approximately 19% of the total assets on our balance sheet, as of March 31, 2021. FedNat’s common stock is traded on the Nasdaq Global Market and has in the past been subject to volatility. We are required to record changes in the value of our FedNat common stock, reflecting movements in the market price of the stock, quarterly. The value of the shares has declined, considerably, since they were issued to us, materially affecting our income, which would continue to be impaired by further declines. Wide swings, from period to period, in the market price of FedNat common stock could cause volatility in our earnings.

The shares of FedNat common stock we have received in the Asset Sale were issued pursuant to the terms of a Standstill Agreement entered into between the Company and FedNat upon the closing of the Asset Sale. The Standstill Agreement imposes certain limitations and restrictions with respect to our ownership of FedNat common stock, including, among other things, requiring us to vote all of the voting securities of FedNat we own in accordance with the recommendation of FedNat’s board of directors and prohibiting us from publicly advising or influencing any person with respect to the voting of any shares of FedNat common stock and taking any action to nominate any person for election to FedNat’s board of directors. Our status as a minority stockholder of FedNat as well as the limitations and restrictions expected to be set forth in the Standstill Agreement may limit our ability to exert significant influence on FedNat’s management and operations and matters requiring approval of FedNat’s stockholders. FedNat’s management and holders of a larger percentage of FedNat’s common stock may also take or encourage actions that decrease the value of our shares of FedNat common stock or are not in our best interests as a minority stockholder. Should we need to reduce or completely liquidate our investment in FedNat common stock to maintain our liquidity or for any other reason, we may be limited as to the timing and number of shares we can sell pursuant to the terms of the Standstill Agreement.

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USE OF PROCEEDS

We estimate that the net proceeds from this offering, after deducting underwriting commissions and estimated offering expenses payable by us, will be approximately $3.66 million ($4.24 million if the underwriters exercise their option in full). We intend to use the net proceeds from the sale of securities from this offering for working capital, and other general corporate purposes, which may include capital expenditures, operational purposes and potential acquisitions. The precise amount and timing of the application of these proceeds will depend on our funding requirements and the availability and costs of other funds.

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DIVIDEND POLICY

Holders of our Series A Preferred Stock are entitled to receive, when, as and if declared by our board of directors, out of lawfully available funds for the payment of dividends, cumulative cash dividends at a rate of 8.00% per annum of the $25.00 per share liquidation preference (equivalent to $2.00 per annum per share). Dividends on our Series A Preferred Stock accrue daily and will be cumulative from, and including, April 1, 2021, and payable quarterly in arrears on or about the 15th day of March, June, September and December of each year. The record dates for dividend payment are March 1, June 1, September 1 and December 1 of each year, whether or not a business day, immediately preceding the applicable dividend payment date. The first dividend on our Series A Preferred Stock sold in this offering is payable on June 15, 2021 (in the amount of  $0.50 per share) to holders of record of the Series A Preferred Stock at the close of business on June 1, 2021. Dividends on the Series A Preferred Stock accumulate whether or not we have earnings, whether or not there are funds legally available for the payment of those dividends and whether or not those dividends are declared by our board of directors.

We intend to declare regular quarterly dividends on the shares of Series A Preferred Stock. The declaration, payment and amount of future dividends, including dividends on our Series A Preferred Stock, will be subject to the discretion of our board of directors. Our board of directors expects to take into account a variety of factors when determining whether to declare any future dividends on the Series A Preferred Stock, including (i) our financial condition, liquidity, results of operations, retained earnings, and capital requirements, (ii) general business conditions, (iii) legal, tax and regulatory limitations, including those placed on our subsidiary companies, and (iv) any other factors that our board of directors deems relevant. Accordingly, there can be no assurance that we will declare dividends on our preferred shares in the future.

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DESCRIPTION OF THE SERIES A PREFERRED STOCK

The description of certain terms of the Series A Preferred in this prospectus supplement does not purport to be complete and is in all respects subject to, and qualified in its entirety by references to the relevant provisions of our fourth amended and restated certificate of incorporation, as amended and corrected, establishing the terms of our Series A Preferred Stock, our amended and restated bylaws and Delaware corporate law. You are strongly encouraged to read our certificate of incorporation because it, and not this description, defines your rights as a holder of shares of Series A Preferred Stock.

General

Pursuant to our fourth amended and restated certificate of incorporation, we are currently authorized to designate and issue up to 1,000,000 shares of preferred stock, par value $25.00 per share, in one or more classes or series and, subject to the limitations prescribed by our certificate of incorporation and Delaware corporate law, with such rights, preferences, privileges and restrictions of each class or series of preferred stock, including dividend rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any class or series as our board of directors may determine, without any vote or action by our stockholders.

Our board of directors has designated all the authorized preferred stock as 8.00% Cumulative Preferred Stock, Series A, par value $25.00 per share (the “Series A Preferred Stock”). As of May 17, 2021, we have issued and outstanding 700,000 shares of Series A Preferred Stock. Assuming all of the 194,580 shares of Series A Preferred Stock offered hereunder (including the underwriter’s over-allotment option) are issued, we will have available for issuance 105,420 authorized but unissued shares of Series A Preferred Stock. The Series A Preferred Stock offered hereby, when issued, delivered and paid for in accordance with the terms of the underwriting agreement, will be fully paid and nonassessable.

The registrar, transfer agent and dividend and redemption price disbursing agent in respect of the Series A Preferred Stock is Vstock Transfer, LLC.

Exchange and Trading Symbols

The Series A Preferred Stock is listed for trading on the Nasdaq Global Market under the trading symbol “FGFPP.”

Dividends

Holders of shares of the Series A Preferred Stock are entitled to receive, when, as and if declared by our board of directors or a duly authorized committee of our board of directors, out of lawfully available funds for the payment of dividends, cumulative cash dividends from the issuance date at the annual rate of 8.00% of the liquidation preference amount of $25.00 per share (equivalent to $2.00 per annum per share). All accrued dividends on the Series A Preferred Stock shall be paid in cash only when, as and if declared by our board of directors out of lawfully available funds therefor or upon a liquidation or redemption of the Series A Preferred Stock.

Dividends on our Series A Preferred Stock accrue daily and will be cumulative from, and including, the issuance date and payable quarterly in arrears on or about the 15th day of March, June, September and December of each year (each such date, a “Dividend Payment Date”); provided that if any Dividend Payment Date is not a Business Day (as herein defined) then the dividend that would otherwise have been payable on that Dividend Payment Date may be paid on the next succeeding Business Day, and no interest, additional dividends or other sums will accrue on the amount so payable from such Dividend Payment Date to that next succeeding Business Day. “Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions are not authorized or obligated by law, regulation or executive order to close in New York, New York.

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Dividends will be payable to holders of record as they appear in our share register on the applicable record date, which will be March 1, June 1, September 1 and December 1, as applicable, immediately preceding the applicable Dividend Payment Date or such other record date fixed by our board of directors or a duly authorized committee of our board of directors that is not more than 60 nor less than 10 days prior to such Dividend Payment Date (each such date, a “Dividend Record Date”). Any such day that is a Dividend Record Date shall be a Dividend Record Date whether or not such day is a Business Day. As a result, holders of shares of Series A Preferred Stock will not be entitled to receive dividends on a Dividend Payment Date if such shares were not issued and outstanding on the applicable Dividend Record Date. The first dividend on our Series A Preferred Stock sold in this offering is payable on June 15, 2021 (in the amount of  $0.50 per share) to holders of record of the Series A Preferred Stock as of June 1, 2021.

Any dividend payable on the Series A Preferred Stock, including dividends payable for any partial dividend period, will be computed on the basis of a 360-day year consisting of twelve 30-day months.

No dividends on shares of Series A Preferred Stock shall be authorized by our board of directors, or paid or set apart for payment by us at any time when the terms and provisions of any agreement of ours, including any agreement relating to our indebtedness, prohibit the authorization, payment or setting apart for payment thereof or provide that the authorization, payment or setting apart for payment thereof would constitute a breach of the agreement or a default under the agreement, or if the authorization, payment or setting apart for payment shall be restricted or prohibited by law. You should review the information appearing above under “Risk Factors — We may not be able to pay dividends on the Series A Preferred Stock if we have insufficient cash or available ‘surplus’ as defined under Delaware law to make such dividend payments” for information as to, among other things, other circumstances under which we may be unable to pay dividends on the Series A Preferred Stock.

Notwithstanding the foregoing, dividends on the Series A Preferred Stock will accumulate whether or not we have earnings, whether or not there are funds legally available for the payment of those dividends and whether or not those dividends are declared by our board of directors. No interest, or sum in lieu of interest, will be payable in respect of any dividend payment or payments on the Series A Preferred Stock that are in arrears, and holders of the Series A Preferred Stock will not be entitled to any dividends in excess of full cumulative dividends described above. Any dividend payment made on the Series A Preferred Stock shall first be credited against the earliest accumulated but unpaid dividend due with respect to those shares.

The declaration, payment and amount of future dividends, including dividends on our Series A Preferred Stock, will be subject to the discretion of our board of directors. Our board of directors expects to take into account a variety of factors when determining whether to declare any future dividends on the Series A Preferred Stock, including (i) our financial condition, liquidity, results of operations, retained earnings, and capital requirements, (ii) general business conditions, (iii) legal, tax and regulatory limitations, including those placed on our subsidiary companies, and (iv) any other factors that our board of directors deems relevant. Accordingly, there can be no assurance that we will declare dividends on our preferred shares in the future.

Except as provided in the next paragraph, so long as any Series A Preferred Stock remains outstanding, unless the full cumulative dividends on all shares of Series A Preferred Stock and any parity stock have been declared and paid (or declared and a sum sufficient for the payment thereof has been set aside), (1) no dividend shall be declared or paid on the Common Stock or any other junior stock (other than a dividend payable solely in Common Stock or other junior stock), (2) no Common Stock or other junior stock shall be purchased, redeemed or otherwise acquired for consideration by us, directly or indirectly (other than (i) as a result of a reclassification of junior stock for or into other junior stock, or the exchange or conversion of one share of junior stock for or into another share of junior stock, or (ii) through the use of the proceeds of a substantially contemporaneous sale of junior stock) nor shall monies be paid to or made available for a sinking fund for the redemption of such stock, and (3) no shares of Series A Preferred Stock or parity stock shall be repurchased, redeemed or otherwise acquired for consideration by us other than pursuant to pro rata offers to purchase all, or a pro rata portion, of the Series A Preferred Stock and such parity stock, except by conversion into or exchange for junior stock.

When dividends are not paid in full (or declared and a sum sufficient for such full payment is not so set apart) upon the Series A Preferred Stock and any parity stock, all dividends declared upon the Series A Preferred Stock and any such parity stock shall be declared pro rata so that the respective amounts of such dividends shall bear the same ratio to each other as all accumulated but unpaid dividends per share on the Series A Preferred Stock and all parity stock (which shall not include any accrual in respect of unpaid dividends for prior dividend periods if such parity stock does not have a cumulative dividend) bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series A Preferred Stock that is in arrears.

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Liquidation Preference

In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of shares of Series A Preferred Stock shall be entitled to receive, out of our assets available for distribution to our stockholders, after satisfaction of all liabilities and obligations to our creditors, if any, but before any distribution of such assets or proceeds is made to or set aside for the holders of Common Stock and any other junior stock, a liquidating preference of $25.00 per share, plus any accumulated and unpaid dividends, to, but not including, the date of payment.

In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, our assets or the proceeds thereof are not sufficient to pay the liquidation distribution in full to all holders of Series A Preferred Stock and all holders of any parity stock, the holders of the Series A Preferred Stock and all other such parity stock shall share ratably in any such distribution of assets in proportion to the aggregate distributions to which they would otherwise be respectively entitled.

After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series A Preferred Stock will have no right or claim to any of our remaining assets. The merger or consolidation of us with any other entity in which the holders of the Series A Preferred Stock receive cash, securities or property for their shares, or the sale or transfer of all or substantially all of our property and assets for cash, securities or other property, shall not be deemed a liquidation, dissolution or winding up of us.

Optional Redemption

The Series A Preferred Stock is not redeemable by us prior to February 28, 2023, except as described below. At any time on or after February 28, 2023, the Series A Preferred Stock may be redeemed (at our option), in whole or in part from time to time, upon not less than 30 days nor more than 60 days written notice by mail prior to the date fixed for redemption thereof, at a redemption price equal to $25.00 per share, plus any accumulated and unpaid dividends to, but not including, the redemption date. If we elect to redeem any shares of Series A Preferred Stock as described in this paragraph, we may use any available cash to pay the redemption price.

Upon the occurrence a Change of Control, we may redeem (at our option) the Series A Preferred Stock, in whole or in part, within one hundred twenty (120) days after the first date on which such Change of Control occurred, at a redemption price equal to $25.00 per share, plus accumulated and unpaid dividends to, but excluding, the redemption date, without accumulation of any other undeclared dividends.

A “Change of Control” is deemed to occur when, after the issuance date of the Series A Preferred Stock, the following have occurred and are continuing:

●	the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of our stock entitling that person to exercise more than 50% of the total voting power of all our stock entitled to vote generally in the election of our directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

●	following the closing of any transaction referred to in the bullet point above, neither we nor the acquiring or surviving entity has a class of common securities listed on Nasdaq, the NYSE or the NYSE American or listed or quoted on an exchange or quotation system that is a successor to the Nasdaq, NYSE or NYSE American.

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Redemption Procedures

In the event we elect to redeem Series A Preferred Stock, the notice of redemption will be given by first class mail to each holder of record of Series A Preferred Stock called for redemption at such holder’s address as it appear on our share register, mailed not less than 30 days nor more than 60 days prior to the redemption date, and will state the following:

●	the redemption date;

●	the number of shares of Series A Preferred Stock to be redeemed;

●	the redemption price;

●	that the shares of Series A Preferred Stock should be delivered via book entry transfer or the place or places where certificates for such shares of Series A Preferred Stock are to be surrendered for payment of the redemption price; and

●	if applicable, that such redemption is being made in connection with a Change of Control and, in that case, a brief description of the transaction or transactions constituting such Change of Control.

If less than all of the Series A Preferred Stock held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of shares of Series A Preferred Stock held by such holder to be redeemed. No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of Series A Preferred Stock except as to the holder to whom notice was defective or not given.

On or after the date fixed for redemption, each holder of Series A Preferred Stock shall surrender the Series A Preferred Stock at the place designated in the notice of redemption and shall be entitled to the redemption price and any accumulated and unpaid dividends payable upon the redemption following the surrender.

If notice of redemption of any shares of Series A Preferred Stock has been given and if we have irrevocably set aside the funds necessary for the redemption and to pay declared and unpaid dividends for the benefit of the holders of the shares of Series A Preferred Stock so called for redemption, then (notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation or transferred via book entry), from and after the redemption date, dividends will cease to accumulate on those shares of Series A Preferred Stock, those shares of Series A Preferred Stock shall no longer be deemed outstanding and all rights of the holders of those shares will cease and terminate, except only the right to receive the redemption price plus accumulated and unpaid dividends, if any, payable upon redemption (in each case, without interest).

If less than all of the outstanding Series A Preferred Stock is to be redeemed, the Series A Preferred Stock to be redeemed shall be selected either pro rata or by any other fair and equitable method we determine.

Voting Rights

Holders of the Series A Preferred Stock do not have any voting rights, except as set forth below and expressly stated in our certificate of incorporation or as otherwise required by law.

So long as any shares of Series A Preferred Stock remain outstanding, we will not, without the affirmative vote or consent of the holders of at least two-thirds of the votes entitled to be cast by the holders of the Series A Preferred Stock and each other class or series of voting parity stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting together as a single class), (i) authorize, create or issue, or increase the authorized or issued amount of, any class or series of stock ranking senior to the Series A Preferred Stock with respect to payment of distributions or the distribution of assets upon our liquidation, dissolution or winding-up or reclassify any authorized shares of our capital stock into such stock, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such stock; or (ii) amend, alter or repeal the provisions of our certificate of incorporation, whether by merger, consolidation, transfer or conveyance of all or substantially all of its assets or otherwise (an “ Event”), so as to materially and adversely affect any right, preference, privilege or voting power of the Series A Preferred Stock or the holders thereof; provided however, with respect to the occurrence of any of the Events set forth in (ii) above, so long as any shares of Series A Preferred Stock remain outstanding with the terms thereof unchanged or the holders of shares of Series A Preferred Stock receive capital stock of the successor with substantially identical rights (taken as a whole), the occurrence of such Event shall not be deemed to adversely affect such rights, preferences, privileges or voting power of holders of Series A Preferred Stock, and in such case such holders shall not have any voting rights with respect to the occurrence of any of the Events set forth in (ii) above. In addition, if the holders of the Series A Preferred Stock receive the greater of the full trading price of the Series A Preferred Stock on the date of an Event set forth in (ii) above or the $25.00 liquidation preference per share pursuant to the occurrence of any of the Events set forth in (ii) above, then such holders shall not have any voting rights with respect to the Events set forth in (ii) above.

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Holders of shares of Series A Preferred Stock shall not be entitled to vote with respect to (a) any increase in the total number of authorized shares of our parity stock or junior stock, or (b) any increase in the amount of the authorized Series A Preferred Stock or the creation or issuance of any other class or series of parity stock or junior stock, and any such authorization, creation or issuances shall not be deemed to adversely affect the rights of the holders of the Series A Preferred Stock.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required is effected, all outstanding shares of Series A Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds, in cash, shall have been deposited in trust for the benefit of holders of Series A Preferred Stock to effect such redemption, and irrevocable instructions have been given to the paying agent to pay the redemption price and all accrued and unpaid distributions on the Series A Preferred Stock.

In any matter in which the Series A Preferred Stock may vote (as expressly provided), each share of Series A Preferred Stock shall be entitled to one vote per $25.00 of stated liquidation preference (excluding accumulated dividends).

Except as described above and expressly stated in our the certificate of incorporation or as may be required by applicable law, the Series A Preferred Stock does not bestow any relative, participating, optional or other special voting rights or powers and the consent of the holders thereof shall not be required for the taking of any corporate action.

Ranking

The Series A Preferred Stock will rank, with respect to rights to the payment of dividends and distributions of assets upon our liquidation, dissolution or winding up:

(1)	senior to all classes or series of our common stock and our other capital stock that ranks junior to the Series A Preferred Stock either as to the payment of dividends or as to the distribution of assets upon our liquidation, dissolution or winding-up;

(2)	equally with all classes or series of our capital stock that ranks equally with the Series A Preferred Stock with respect to the payment of dividends and in the distribution of assets upon our liquidation, dissolution or winding-up, including other series of preferred stock issued by us with terms providing that they rank equally with the Series A Preferred Stock with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up; and

(3)	junior to all series of preferred stock issued by us with terms designating they rank senior to the Series A Preferred Stock as to the payment of dividends and distributions upon our liquidation, dissolution or winding up.

No Conversion Rights

The holders of Series A Preferred Stock shall not have any rights to convert such Series A Preferred Stock into shares of any other class of our capital stock.

No Preemptive Rights

The holders of shares of Series A Preferred Stock shall have no preemptive rights with respect to any shares of our capital stock or any of our other securities convertible into or carrying rights or options to purchase any such capital stock.

No Maturity or Mandatory Redemption

The Series A Preferred Stock has no stated maturity and will not be subject to any mandatory redemption, sinking fund, retirement fund or purchase fund or other similar provisions. Holders of Series A Preferred Stock have no right to require redemption, repurchase or retirement of any shares of Series A Preferred Stock. Shares of the Series A Preferred Stock will remain outstanding indefinitely unless we decide to redeem them. We are not required to set aside funds to redeem the Series A Preferred Stock.

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UNDERWRITING

ThinkEquity, a division of Fordham Financial Management, Inc., is acting as the representative of the underwriters of this offering, which we refer to as the Representative. We have entered into an underwriting agreement, dated May 18, 2021 (the “underwriting agreement”), with the Representative. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to each underwriter named below and each underwriter named below has severally and not jointly agreed to purchase from us, at the public offering price per share less the underwriting commissions set forth on the cover page of this prospectus supplement, the number of shares of Series A Preferred Stock listed next to its name in the following table:

Underwriters	Number of Shares
ThinkEquity, a division of Fordham Financial Management, Inc.	169,200

Total	169,200

All of the shares of Series A Preferred Stock to be purchased by the underwriters will be purchased from us.

The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the shares of Series A Preferred Stock offered by this prospectus supplement are subject to various conditions and representations and warranties, including the approval of certain legal matters by their counsel and other conditions specified in the underwriting agreement. The shares of Series A Preferred Stock are offered by the underwriters, subject to prior sale, when, as and if issued to and accepted by them. The underwriters reserve the right to withdraw, cancel or modify the offer to the public and to reject orders in whole or in part. The underwriters are obligated to take and pay for all of the shares of Series A Preferred Stock offered by this prospectus supplement if any such shares of Series A Preferred Stock are taken.

We expect that delivery of the Series A Preferred Stock will be made against payment therefor on or about May 21, 2021. Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise.

Over-Allotment Option

We have granted to the underwriters an option, exercisable no later than 45 calendar days after the closing of this offering, to purchase up to an additional 25,380 shares of Series A Preferred Stock (15% of the shares of Series A Preferred Stock sold in this offering) from us to cover over-allotments, if any, at a price per share of Series A Preferred Stock equal to the public offering price, less the underwriting commissions. The underwriters may exercise this option only to cover over-allotments made in connection with this offering. If the underwriters exercise this option in whole or in part, then the underwriters will be severally committed, subject to the conditions described in the underwriting agreement, to purchase these additional shares of Series A Preferred Stock. If any additional shares of Series A Preferred Stock are purchased, the underwriters will offer the additional shares of Series A Preferred Stock on the same terms as those on which the shares of Series A Preferred Stock are being offered hereby.

Discounts, Commissions and Reimbursement

The Representative has advised us that the underwriters propose to offer the shares of Series A Preferred Stock to the public at the public offering price per share set forth on the cover page of this prospectus supplement. The underwriters may offer shares to securities dealers at that price less a concession of not more than $1.00 per share. After the initial offering to the public, the public offering price and other selling terms may be changed by the Representative.

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The following table summarizes the public offering price, underwriting commissions and proceeds before expenses to us assuming both no exercise and full exercise by the underwriters of their over-allotment option:

	Per Share	Total Without Over-allotment Option	Total With Over-allotment Option
Public offering price	$25.00	$4,230,000	$4,864,500
Underwriting commissions (8%)	$2.00	$338,400	$389,160
Proceeds, before expenses, to us	$23.00	$3,891,600	$4,475,340

We have paid an expense deposit of $30,000 (the “Advance”) to the Representative, which will be applied against the actual out-of-pocket accountable expenses that will be paid by us to the underwriters in connection with this offering and will be reimbursed to us to the extent not incurred.

We have also agreed to reimburse the Representative for all reasonable and actual accountable expenses incurred by the Representative in connection with this offering up to a maximum of $75,000 in the aggregate, including the fees and expenses of the underwriters’ legal counsel and any expenses incurred by the Representative in conducting its due diligence, including background checks of our officers and directors, less the Advance previously paid to the Representative.

We estimate the expenses of this offering payable by us, not including underwriting commissions, will be approximately $235,000.

Right of First Refusal

For a period of twelve (12) months from the date of the underwriting agreement, we will grant to the Representative, subject to certain exceptions, an irrevocable right of first refusal to act as sole sales agent, at the Representative’s sole discretion, for each and every future “at-the-market” offering, during such twelve (12) month period for us, or any successor to or any subsidiary of us, on terms customary for the Representative. The Representative will have the sole right to determine whether or not any other broker-dealer shall have the right to participate in any such offering and the economic terms of any such participation.

Lock-up Agreements

Pursuant to “lock-up” agreements, our directors and officers have agreed, subject to limited exceptions, for a period of three (3) months from the date of the underwriting agreement, without the prior written consent of the Representative, that they will not offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any of our securities.

In addition, pursuant to the underwriting agreement, we and any of our successors have agreed, for a period of three (3) months from the date of the underwriting agreement, that each will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of our capital stock or any securities convertible into or exercisable or exchangeable for shares of our capital stock; (ii) file or caused to be filed any registration statement with the SEC relating to the offering of any shares of our capital stock or any securities convertible into or exercisable or exchangeable for shares of our capital stock; (iii) complete any offering of our debt securities, other than entering into a line of credit with a traditional bank or (iv) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of our capital stock, whether any such transaction described in clause (i), (ii), (iii) or (iv) above is to be settled by delivery of shares of our capital stock or such other securities, in cash or otherwise.

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Indemnification

We have agreed to indemnify the underwriters against liabilities relating to this offering arising under the Securities Act and the Exchange Act, liabilities arising from breaches of some or all of the representations and warranties contained in the underwriting agreement, and to contribute to payments that the underwriters may be required to make for these liabilities.

Determination of Offering Price

The public offering price of the securities we are offering was negotiated between us and the Representative based on the trading price of our Series A Preferred Stock prior to the offering, among other things. Other factors considered in determining the public offering price of the shares of Series A Preferred Stock include our history and prospects, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.

Listing; Nasdaq Global Market

The Series A Preferred Stock is listed for traded on the Nasdaq Global Market under the symbol “FGFPP.”

Transfer Agent

Our transfer agent, dividend disbursing agent and redemption agent for our Series A Preferred Stock is VStock Transfer, LLC, 18 Lafayette Place, Woodmere, New York 11598.

Other Relationships

From time to time, certain of the underwriters and/or their affiliates have provided, and may in the future provide, various investment banking and other financial services for us for which services they have received and, may in the future receive, customary fees. In the course of their businesses, the underwriters and their affiliates may actively trade our securities or loans for their own account or for the accounts of customers, and, accordingly, the underwriters and their affiliates may at any time hold long or short positions in such securities or loans.

Price Stabilization, Short Positions and Penalty Bids

In connection with this offering, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of our Series A Preferred Stock. Specifically, the underwriters may over-allot in connection with this offering by selling more shares of our Series A Preferred Stock than are set forth on the cover page of this prospectus supplement. This creates a short position in shares of our Series A Preferred Stock for its own account. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares of Series A Preferred Stock over-allotted by the underwriters is not greater than the number of shares of Series A Preferred Stock that they may purchase in the over-allotment option. In a naked short position, the number of shares of Series A Preferred Stock involved is greater than the number of shares Series A Preferred Stock in the over-allotment option. To close out a short position, the underwriters may elect to exercise all or part of the over-allotment option. The underwriters may also elect to stabilize the price of our Series A Preferred Stock or reduce any short position by bidding for, and purchasing, Series A Preferred Stock in the open market.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter or dealer repays selling concessions allowed to it for distributing shares of Series A Preferred Stock in this offering because the underwriter repurchases the shares of Series A Preferred Stock in stabilizing or short covering transactions.

Finally, the underwriters may bid for, and purchase, shares of our Series A Preferred Stock in market making transactions, including “passive” market making transactions as described below.

These activities may stabilize or maintain the market price of our Series A Preferred Stock at a price that is higher than the price that might otherwise exist in the absence of these activities. The underwriters are not required to engage in these activities, and may discontinue any of these activities at any time without notice. These transactions may be effected on the national securities exchange on which our shares of Series A Preferred Stock are traded, in the over-the-counter market, or otherwise.

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Passive Market Making

In connection with the offering, the underwriters may engage in passive market making transactions in shares of our Series A Preferred Stock on the Nasdaq Global Market in accordance with Rule 103 of Regulation M under the Exchange Act during the period before the commencement of offers or sales of shares of our Series A Preferred Stock and extending through the completion of distribution. A passive market maker must display its bids at a price not in excess of the highest independent bid of the security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must be lowered when specified purchase limits are exceeded.

Electronic Distribution

This prospectus supplement in electronic format may be made available on websites or through other online services maintained by one or more of the underwriters, or by their affiliates. Other than this prospectus supplement in electronic format, the information on any underwriters’ website and any information contained in any other website maintained by an underwriter is not part of this prospectus supplement, the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus are a part, has not been approved and/or endorsed by us or any underwriter in its capacity as underwriter, and should not be relied upon by investors.

Selling Restrictions

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of shares of our Series A Preferred Stock, or the possession, circulation or distribution of this prospectus or any other material relating to us or shares of our Series A Preferred Stock in any jurisdiction where action for that purpose is required. Accordingly, shares of our Series A Preferred Stock may not be offered or sold, directly or indirectly, and this prospectus or any other offering material or advertisements in connection with our Series A Preferred Stock may be distributed or published, in or from any country or jurisdiction, except in compliance with any applicable rules and regulations of any such country or jurisdiction.

European Economic Area and United Kingdom

In relation to each Member State of the European Economic Area and the United Kingdom (each a “Relevant State”), no shares of our Series A Preferred Stock have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the Series A Preferred Stock which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that offers of shares may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:

●	to legal entities which are qualified investors as defined under the Prospectus Regulation;

●	by the underwriters to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Regulation), subject to obtaining the prior consent of the representatives of the underwriters for any such offer; or

●	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of Series A Preferred Stock shall result in a requirement for us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer of Series A Preferred Stock to the public” in relation to any Series A Preferred Stock in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any Series A Preferred Stock to be offered so as to enable an investor to decide to purchase or subscribe for our Series A Preferred Stock, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

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United Kingdom

This prospectus has only been communicated or caused to have been communicated and will only be communicated or caused to be communicated as an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act of 2000, or the FSMA) as received in connection with the issue or sale of our Series A Preferred Stock in circumstances in which Section 21(1) of the FSMA does not apply to us. All applicable provisions of the FSMA will be complied with in respect to anything done in relation to our Series A Preferred Stock in, from or otherwise involving the United Kingdom.

Canada

The shares of our Series A Preferred Stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts, or NI 33-105, the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Australia

This prospectus is not a disclosure document under Chapter 6D of the Australian Corporations Act, has not been lodged with the Australian Securities and Investments Commission and does not purport to include the information required of a disclosure document under Chapter 6D of the Australian Corporations Act. Accordingly, (i) the offer of the securities under this prospectus is only made to persons to whom it is lawful to offer the securities without disclosure under Chapter 6D of the Australian Corporations Act under one or more exemptions set out in section 708 of the Australian Corporations Act, (ii) this prospectus is made available in Australia only to those persons as set forth in clause (i) above, and (iii) the offeree must be sent a notice stating in substance that by accepting this offer, the offeree represents that the offeree is such a person as set forth in clause (i) above, and, unless permitted under the Australian Corporations Act, agrees not to sell or offer for sale within Australia any of the securities sold to the offeree within 12 months after its transfer to the offeree under this prospectus.

China

The information in this document does not constitute a public offer of the securities, whether by way of sale or subscription, in the People’s Republic of China (excluding, for purposes of this paragraph, Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan). The securities may not be offered or sold directly or indirectly in the PRC to legal or natural persons other than directly to “qualified domestic institutional investors.”

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France

This document is not being distributed in the context of a public offering of financial securities (offre au public de titres financiers) in France within the meaning of Article L.411-1 of the French Monetary and Financial Code (Code Monétaire et Financier) and Articles 211-1 et seq. of the General Regulation of the French Autorité des marchés financiers (“AMF”). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France.

This document and any other offering material relating to the securities have not been, and will not be, submitted to the AMF for approval in France and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in France.

Such offers, sales and distributions have been and shall only be made in France to (i) qualified investors (investisseurs qualifiés) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-1 to D.411-3, D.744-1, D.754-1 ;and D.764-1 of the French Monetary and Financial Code and any implementing regulation and/or (ii) a restricted number of non-qualified investors (cercle restreint d’investisseurs) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-4, D.744-1, D.754-1; and D.764-1 of the French Monetary and Financial Code and any implementing regulation.

Pursuant to Article 211-3 of the General Regulation of the AMF, investors in France are informed that the securities cannot be distributed (directly or indirectly) to the public by the investors otherwise than in accordance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 to L.621-8-3 of the French Monetary and Financial Code.

Ireland

The information in this document does not constitute a prospectus under any Irish laws or regulations and this document has not been filed with or approved by any Irish regulatory authority as the information has not been prepared in the context of a public offering of securities in Ireland within the meaning of the Irish Prospectus (Directive 2003/71/EC) Regulations 2005 (the “Prospectus Regulations”). The securities have not been offered or sold, and will not be offered, sold or delivered directly or indirectly in Ireland by way of a public offering, except to (i) qualified investors as defined in Regulation 2(l) of the Prospectus Regulations and (ii) fewer than 100 natural or legal persons who are not qualified investors.

Israel

The securities offered by this prospectus have not been approved or disapproved by the Israel Securities Authority (the “ISA”), nor have such securities been registered for sale in Israel. The securities may not be offered or sold, directly or indirectly, to the public in Israel, absent the publication of a prospectus that has been approved by the ISA. The ISA has not issued permits, approvals or licenses in connection with this offering or publishing this prospectus, nor has it authenticated the details included herein, confirmed their reliability or completeness, or rendered an opinion as to the quality of the securities being offered.

This document does not constitute a prospectus under the Israeli Securities Law and has not been filed with or approved by the ISA. In the State of Israel, this document may be distributed only to, and may be directed only at, and any offer of the securities may be directed only at, (i) to the extent applicable, a limited number of persons in accordance with the Israeli Securities Law and (ii) investors listed in the first addendum to the Israeli Securities Law (the “Addendum”) consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange Ltd., underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals,” each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors will be required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.

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Italy

The offering of the securities in the Republic of Italy has not been authorized by the Italian Securities and Exchange Commission (Commissione Nazionale per le Società e la Borsa, “CONSOB”) pursuant to the Italian securities legislation and, accordingly, no offering material relating to the securities may be distributed in Italy and such securities may not be offered or sold in Italy in a public offer within the meaning of Article 1.1(t) of Legislative Decree No. 58 of 24 February 1998 (“Decree No. 58”), other than:

●	to Italian qualified investors, as defined in Article 100 of Decree No. 58 by reference to Article 34-ter of CONSOB Regulation no. 11971 of 14 May 1999 (“Regulation no. 11971”) as amended (“Qualified Investors”); and

●	in other circumstances that are exempt from the rules on public offer pursuant to Article 100 of Decree No. 58 and Article 34-ter of Regulation No. 11971 as amended.

Any offer, sale or delivery of the securities or distribution of any offer document relating to the securities in Italy (excluding placements where a Qualified Investor solicits an offer from the issuer) under the paragraphs above must be:

●	made by investment firms, banks or financial intermediaries permitted to conduct such activities in Italy in accordance with Legislative Decree No. 385 of 1 September 1993 (as amended), Decree No. 58, CONSOB Regulation No. 16190 of 29 October 2007 and any other applicable laws; and

●	in compliance with all relevant Italian securities, tax and exchange controls and any other applicable laws.

Any subsequent distribution of the securities in Italy must be made in compliance with the public offer and prospectus requirement rules provided under Decree No. 58 and the Regulation No. 11971 as amended, unless an exception from those rules applies. Failure to comply with such rules may result in the sale of such securities being declared null and void and in the liability of the entity transferring the securities for any damages suffered by the investors.

Japan

The securities have not been and will not be registered under Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948), as amended (the “FIEL”) pursuant to an exemption from the registration requirements applicable to a private placement of securities to Qualified Institutional Investors (as defined in and in accordance with Article 2, paragraph 3 of the FIEL and the regulations promulgated thereunder). Accordingly, the securities may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan other than Qualified Institutional Investors. Any Qualified Institutional Investor who acquires securities may not resell them to any person in Japan that is not a Qualified Institutional Investor, and acquisition by any such person of securities is conditional upon the execution of an agreement to that effect.

Portugal

This document is not being distributed in the context of a public offer of financial securities (oferta pública de valores mobiliários) in Portugal, within the meaning of Article 109 of the Portuguese Securities Code (Código dos Valores Mobiliários). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in Portugal. This document and any other offering material relating to the securities have not been, and will not be, submitted to the Portuguese Securities Market Commission (Comissăo do Mercado de Valores Mobiliários) for approval in Portugal and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in Portugal, other than under circumstances that are deemed not to qualify as a public offer under the Portuguese Securities Code. Such offers, sales and distributions of securities in Portugal are limited to persons who are “qualified investors” (as defined in the Portuguese Securities Code). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

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Sweden

This document has not been, and will not be, registered with or approved by Finansinspektionen (the Swedish Financial Supervisory Authority). Accordingly, this document may not be made available, nor may the securities be offered for sale in Sweden, other than under circumstances that are deemed not to require a prospectus under the Swedish Financial Instruments Trading Act (1991:980) (Sw. lag (1991:980) om handel med finansiella instrument). Any offering of securities in Sweden is limited to persons who are “qualified investors” (as defined in the Financial Instruments Trading Act). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering material relating to the securities may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering material relating to the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority (FINMA).

This document is personal to the recipient only and not for general circulation in Switzerland.

United Arab Emirates

Neither this document nor the securities have been approved, disapproved or passed on in any way by the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates, nor has the Company received authorization or licensing from the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates to market or sell the securities within the United Arab Emirates. This document does not constitute and may not be used for the purpose of an offer or invitation. No services relating to the securities, including the receipt of applications and/or the allotment or redemption of such shares, may be rendered within the United Arab Emirates by the Company.

No offer or invitation to subscribe for securities is valid or permitted in the Dubai International Financial Centre.

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LEGAL MATTERS

The validity of the securities offered by this prospectus supplement will be passed on for us by Loeb & Loeb LLP, New York, New York. Certain legal matters in connection with this offering will be passed on for the underwriters by Gracin & Marlow, LLP, New York, New York.

EXPERTS

The consolidated financial statements of the Company as of December 31, 2020 and 2019 and for the years ended December 31, 2020 and 2019, incorporated in this prospectus supplement and the accompanying prospectus by reference to the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in accounting and auditing.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information reporting requirements of the Exchange Act and, in accordance with these requirements, we file, electronically, with the SEC, annual, quarterly and current reports, proxy statements, information statements, and other information. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. In addition, we provide free access to these materials through our website, www.fgfinancial.com, as soon as reasonably practicable after they are filed with or furnished to the SEC. Information contained on, or (other than our SEC filings) that may be accessible through, our website is not a part of, and is not incorporated into, this prospectus supplement or the accompanying prospectus.

We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus are a part of the registration statement and do not contain all the information in the registration statement. Whenever a reference is made in this prospectus supplement or the accompanying prospectus to a contract or other document, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement through the SEC’s website.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference information into this document. This means that we can disclose important information to you by referring you to documents that we have previously filed with the SEC or documents that we will file with the SEC in the future. The information incorporated by reference is considered to be an important part of this prospectus supplement, except for any information that is superseded by information that is included directly in this document.

We are incorporating by reference in this prospectus the following documents which we have previously filed with the SEC (other than any portions of the Current Reports on Form 8-K that were furnished pursuant to Item 2.02 or 7.01 of Form 8-K or other applicable SEC rules):

(1)	Annual Report on Form 10-K for the year ended December 31, 2020, filed on March 18, 2021;

(2)	Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, filed on May 14, 2021;

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(3)	Current Reports on Form 8-K filed on January 19, 2021, March 18, 2021, and April 16, 2021;

(3)	the description of our shares of common stock contained in (i) our Registration Statement on Form 8-A, as filed with the SEC on March 19, 2014, including any amendment or report filed for the purpose of updating such description and (ii) Exhibit 4.4—Description of Securities to our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 18, 2021; and

(4)	the description of our shares of 8.00% Cumulative Preferred Stock, Series A contained in (i) our Registration Statement on Form 8-A, as filed with the SEC on February 26, 2018, and (ii) Exhibit 4.4—Description of Securities to our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 18, 2021.

Whenever after the date of filing the registration statement of which this prospectus supplement is a part, and until all of the securities to which this prospectus supplement relates have been sold or the offering is otherwise terminated, we file reports or documents under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, those reports and documents will be deemed to be part of this prospectus supplement from the time they are filed. Any statements made in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus supplement modifies or supersedes the statement. Nothing in this prospectus supplement will be deemed to incorporate information furnished by us on Form 8-K that under the rules of the SEC, is not deemed “filed” for purposes of the Exchange Act.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus, but not delivered with the prospectus, upon oral or written request, free of charge. Any requests for this information should be made by calling or sending a letter at our principal executive offices at the following address:

FG Financial Group, Inc.

Attention: Investor Relations

970 Lake Carillon Dr., Suite 318

St. Petersburg, FL 33716

Telephone: (727)-304-5666

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PROSPECTUS

$150,000,000

FG Financial Group, Inc.

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

We may from time to time offer up to $150,000,000 of the securities listed above in one or more offerings in amounts, at prices and on terms determined at the time of such offering or offerings. When we use the term “securities” in this prospectus, we mean any of the securities we may offer with this prospectus, unless we say otherwise.

This prospectus provides you with a general description of the securities and the general manner in which such securities may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in a supplement to this prospectus or incorporated into this prospectus by reference.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement.

INVESTING IN OUR SECURITIES INVOLVES RISKS. WE STRONGLY RECOMMEND THAT YOU READ CAREFULLY THE RISKS WE DESCRIBE IN THIS PROSPECTUS AND IN ANY ACCOMPANYING PROSPECTUS SUPPLEMENT, AS WELL AS THE RISK FACTORS THAT ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS FROM OUR FILINGS MADE WITH THE SECURITIES AND EXCHANGE COMMISSION. SEE “RISK FACTORS” ON PAGE 3 OF THIS PROSPECTUS.

Our common stock and Series A preferred shares are listed on the Nasdaq Global Market under the symbols “FGF” and “FGFPP,” respectively. On March 22, 2021 the last reported sale price of our common stock on the Nasdaq Global Market was $5.02 per share.

The aggregate market value of the Registrant’s outstanding voting and nonvoting common equity held by non-affiliates was $9,937,858 on March 22, 2021, computed on the basis of the closing sale price of the Registrant’s common stock on that date. There have been no sales of securities by or on behalf of the Registrant pursuant to Instruction I.B.6. during the 12 calendar months immediately prior to, and including, the date of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the securities we may be offering or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 9, 2021

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings up to a total dollar amount of $150,000,000 as described in this prospectus. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the headings, “Where You Can Find More Information,” and “Incorporation by Reference.”

We have not authorized any other person to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

Unless we state otherwise or the context otherwise requires, references in this prospectus to “we,” “our,” “us,” or “the Company” are to FG Financial Group, Inc., a Delaware corporation, together with our consolidated subsidiaries.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference into it may contain forward-looking statements regarding the Company and represents our expectations and beliefs concerning future events that are, or may be considered to be, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These forward-looking statements are intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. The forward-looking statements included herein or incorporated herein by reference include or may include, but are not limited to, (and you should read carefully) statements that are predictive in nature, depend upon or refer to future events or conditions, or use or contain words, terms, phrases, or expressions such as “achieve,” “forecast,” “plan,” “propose,” “strategy,” “envision,” “hope,” “will,” “continue,” “potential,” “expect,” “believe,” “anticipate,” “project,” “estimate,” “predict,” “intend,” “should,” “could,” “may,” “might,” or similar words, terms, phrases, or expressions or the negative of any of these terms. Any statements in this prospectus or incorporated herein by reference that are not based upon historical fact are forward-looking statements and represent our best judgment as to what may occur in the future. Forward-looking statements involve a number of known and unknown risks and uncertainties, including but not limited to those discussed in the “Risk Factors” section contained in Item 1A in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and the following risks and uncertainties: risks associated with our limited business operations since the closing of our Maison Business (the “Asset Sale”); risks associated with our inability to identify and realize business opportunities, and the undertaking of any new such opportunities, following the Asset Sale; our ability to spend or invest the net proceeds from the Asset Sale in a manner that yields a favorable return; general conditions in the global economy, including the impact of health and safety concerns from the current COVID-19 pandemic and the impact of governmental measures taken in response thereto; the uncertainty and difficulty in predicting the ultimate impact of the COVID-19 pandemic on our business; our lack of operating history or established reputation in the reinsurance industry; our inability to obtain or maintain the necessary approvals to operate reinsurance subsidiaries; risks associated with operating in the reinsurance industry, including inadequately priced insured risks, credit risk associated with brokers we may do business with, and inadequate retrocessional coverage; our inability to execute on our investment and investment management strategy, including our strategy to invest in real estate assets and the risk capital of special purpose acquisition companies; potential loss of value of investments; risk of becoming an investment company; fluctuations in our short-term results as we implement our new business strategy; risks of not being unable to attract and retain qualified management and personnel to implement and execute on our business and growth strategy; failure of our information technology systems, data breaches and cyber-attacks; our ability to establish and maintain an effective system of internal controls; our limited operating history as a publicly traded company; the requirements of being a public company and losing our status as a smaller reporting company or becoming an accelerated filer; any potential conflicts of interest between us and our controlling stockholders and different interests of controlling stockholders; potential conflicts of interest between us and our directors and executive officers; the impact of the COVID-19 pandemic on the business of FedNat Holding Company; continued volatility or further decline in the value of the shares of FedNat Holding Company common stock received by us as consideration in the Asset Sale or limitations and restrictions with respect to our ownership of such shares; risks of being a minority stockholder of FedNat Holding Company; risks associated with our related party transactions and investments; and risks associated with our inability to continue to satisfy the listing standards of the Nasdaq following completion of the Asset Sale. Our expectations and future plans and initiatives may not be realized. If one of these risks or uncertainties materialize, or if our underlying assumptions prove incorrect, actual results may vary materially from those expected, estimated or projected.

Although we believe the expectations reflected in our forward-looking statements are reasonable, in reading this prospectus and the documents incorporated into this prospectus by reference, you should consider the factors discussed under the heading “Risk Factors” contained in this prospectus in evaluating any forward-looking statements and you are cautioned not to place undue reliance on any forward-looking statements. Each forward-looking statement is made and applies only as of the date of the particular statement, and we are not obligated to update, withdraw, or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You should consider these risks when reading any forward-looking statements. All forward-looking statements attributed or attributable to us or to persons acting on our behalf are expressly qualified in their entirety by this section entitled “Cautionary Statement Regarding Forward-Looking Statements.”

FG FINANCIAL GROUP, INC.

FG Financial Group, Inc. is a reinsurance and investment management holding company focused on opportunistic collateralized and loss capped reinsurance, while allocating capital to SPAC and SPAC sponsor-related businesses. The Company’s principal business operations are conducted through its subsidiaries and affiliates. On December 17, 2020 we changed our corporate name from 1347 Property Insurance Holdings, Inc., to FG Financial Group, Inc., to better align with our future business plans.

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Our strategy has evolved to focus on opportunistic collateralized and loss capped reinsurance, while allocating capital to special purpose acquisition companies (“SPACs”) and SPAC sponsor-related businesses. Accordingly, in the first quarter 2021, we have launched our “SPAC Platform,” as further discussed below. As part of our refined focus, we have adopted the following capital allocation philosophy:

“Grow intrinsic value per share with a long-term focus using fundamental research, allocating capital to asymmetric risk/reward opportunities.”

Historically, the Company has operated a real estate business through its subsidiary, FGI Metrolina Property Income Fund, LP, however, the Company does not anticipate that its real estate business will be a significant component of its future business plans.

Reinsurance:

The Company has formed a wholly-owned reinsurance subsidiary, Fundamental Global Reinsurance Ltd. (“FGRe”), a Cayman Islands limited liability company, to provide specialty property and casualty reinsurance. FGRe has been granted a Class B (iii) insurer license in accordance with the terms of The Insurance Law, 2010 and underlying regulations thereto and is subject to regulation by the Cayman Islands Monetary Authority (the “Authority”). FGRe entered into its first reinsurance transaction effective January 1, 2021. The agreement is collateralized through a funds at Lloyds transaction. The Company’s maximum exposure to loss in the transaction is approximately $2,900,000 and will cover all risks written by the syndicates during the 2021 insurance year. On November 12, 2020, FGRe initially funded a trust account at Lloyd’s with approximately $2,400,000 to collateralize its obligations.

Asset Management:

The Company has formed a wholly owned subsidiary, FG Strategic Consulting, LLC (“FGSC”), to serve as an investment advisor to FedNat Holding Company under the investment advisory agreement entered into on December 2, 2019. The Company has also formed Fundamental Global Asset Management, LLC, a joint venture with a wholly owned subsidiary of FGI, to sponsor investment advisors that will manage private funds ranging the full spectrum of alternative equities, fixed income, private equity and real estate. In September 2020, the joint venture sponsored the launch of FG Special Situations Fund via an investment of $5.0 million. Approximately $4.0 million of this investment represented the sponsorship of our first special purpose acquisition company, or “SPAC”.

Insurance

FGRe is currently in the process of establishing and seeking regulatory approvals for a Risk Retention Group (“RRG”) to be domiciled in the state of Vermont for the purpose of providing directors and officers insurance coverage to special purpose acquisition vehicles. The Company expects to begin operation of the RRG in the 4th quarter of 2021. FGRe would anticipate providing capital, along with others, to facilitate the underwriting of such insurance coverage. The Company will focus on fee income derived from originating, underwriting, and servicing the insurance business, while mitigating our financial risk with external reinsurance partners.

SPAC Platform

On December 21, 2020 we formed FG SPAC Solutions LLC (“FGSS”), a Delaware company, to facilitate the launch of our “SPAC Platform”. Under the SPAC Platform, we plan to provide various strategic, administrative, and regulatory support services to newly formed SPACs for a monthly fee. The Company co-founded a partnership to participate as a co-sponsor for newly formed SPACs. The Company also participates in the risk capital investments associated with the launch of such SPACs through its Asset Management business, specifically FG Special Situations Fund, LP. The first transaction entered into under the SPAC Platform occurred on January 11, 2021 by and among FGSS and Aldel Investors, LLC, the sponsor of Aldel Financial, Inc. (“Aldel”), a special purpose acquisition company which filed its initial registration statement with the Securities and Exchange Commission on February 16, 2021. Under the agreement between FGSS and Aldel Investors, LLC (the “Agreement”), FGSS has agreed to provide certain accounting, regulatory, strategic advisory, and other administrative services to Aldel, which include assistance with negotiations with a potential merger target for the SPAC as well as assistance with the de-SPAC process.

We are a Delaware corporation. Our principal executive offices are located at 970 Lake Carillon Dr, Suite 318, St. Petersburg, Florida, 33716, and our telephone number at this address is (727) 304-5666. Our website is www.fgfinancial.com. Information contained on, or that may be accessible through, our website is not a part of, and is not incorporated into, this prospectus.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before making an investment in our securities, you should carefully consider the risks discussed under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, and any subsequently filed Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, which are incorporated herein by reference (other than, in each case, information furnished, rather than filed), as well as the information contained in this prospectus and in any prospectus supplements relating to particular offers of securities. Any of those risk factors could significantly and adversely affect our business, prospects, financial condition and results of operations, and the trading price of our securities. Although we describe, and will describe, what we believe to be the principal risks related to our Company and the securities we offer, we can also be affected by risks we do not anticipate or do not think will have a material effect upon us. Please also read carefully the section entitled “Cautionary Statement Regarding Forward-Looking Statements.”

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement relating to a specific offering, we intend to use the net proceeds from the sale of securities by us under this prospectus for general corporate purposes, which may include working capital, capital expenditures, operational purposes and potential acquisitions.

The intended application of proceeds from the sale of any particular offering of securities using this prospectus will be described in the accompanying prospectus supplement relating to such offering. The precise amount and timing of the application of these proceeds will depend on our funding requirements and the availability and costs of other funds.

DESCRIPTION OF CAPITAL STOCK

The following summary of the material terms of our securities is not intended to be a complete summary of the rights and preferences of such securities. We urge you to read our certificate of incorporation (the “Certificate of Incorporation”) and bylaws (the “Bylaws”) in their entirety for a complete description of the rights and preferences of our securities, copies of which have been filed with the SEC. These documents are also incorporated by reference into the registration statement of which this prospectus forms a part.

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Authorized Capital

The Company’s authorized capital stock consists of 10,000,000 shares of common stock, $0.001 par value per share (the “Common Stock”), and 1,000,000 shares of preferred stock (the “Preferred Stock”).

Under Delaware law, stockholders generally are not personally liable for a corporation’s acts or debts.

Exchange and Trading Symbol

The Common Stock and Preferred Stock are listed for trading on the Nasdaq Global Market under the trading symbols “FGF” and “FGFPP” respectively.

Rights and Preferences

All outstanding shares of Common Stock are duly authorized, fully paid and nonassessable. Holders of shares of Common Stock have no conversion, preemptive or subscription rights, and there are no redemption or sinking fund provisions applicable to the Common Stock. The rights, preferences and privileges of the holders of Common Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of Preferred Stock that the Company may designate and issue in the future.

In the event of the Company’s liquidation, dissolution or winding up, the holders of Common Stock are entitled to share ratably in the assets legally available for distribution to stockholders after the payment of all of the Company’s known debts and liabilities and after adequate provision has been made for each class of stock having preference over the Common Stock, if any.

Voting Rights

Holders of Common Stock are entitled to one vote for each share held of record on all matters to be voted on by the stockholders. There is no cumulative voting with respect to the election of directors. Directors are elected by a plurality of the votes cast by the holders of Common Stock. Except as otherwise required by law, all other matters brought to a vote of the holders of Common Stock are determined by a majority of the votes cast, and, except as may be provided with respect to any other outstanding class or series of the Company’s stock, the holders of shares of Common Stock possess the exclusive voting power.

Dividends

Subject to preferences that may be applicable to any then outstanding shares of Preferred Stock, the holders of Common Stock are entitled to receive dividends, if any, as may be declared from time to time by the Company’s Board of Directors out of legally available funds.

Preferred Stock

As of December 31, 2020, the Company has 700,000 outstanding shares of 8.00% Cumulative Preferred Stock, Series A, $25.00 liquidation preference per share (the “Series A Preferred Stock”).

General Provisions of Series A Preferred Stock

Our Fourth Amended and Restated Certificate of Incorporation permits us to authorize the issuance of up to 1,000,000 shares of preferred stock, in one or more series without stockholder action. The Series A Preferred Stock constitutes a series of our authorized preferred stock. We may from time to time, without notice to or the consent of holders of the Preferred Stock, issue shares of preferred stock that rank equally with or junior to the Preferred Stock.

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The Series A Preferred Stock is fully paid and non-assessable. Holders of the Series A Preferred Stock do not have preemptive or similar rights to acquire any of our capital stock. Holders do not have the right to convert Series A Preferred Stock into, or exchange Series A Preferred Stock for, shares of any other class or series of shares or other securities of ours. The Series A Preferred Stock has no stated maturity and will not be subject to any sinking fund, retirement fund or purchase fund or other obligation of the Company to redeem or purchase the Series A Preferred Stock. The Series A Preferred Stock is not redeemable prior to February 28, 2023.

Ranking of Series A Preferred Stock

The Series A Preferred Stock ranks senior to our Common Stock with respect to the payment of dividends and distributions of assets upon liquidation, dissolution or winding up, equally with each other series of our preferred stock that we may issue the terms of which provide that they rank equally with the Series A Preferred Stock with respect to the payment of dividends and distributions of assets upon liquidation, dissolution or winding-up and junior to each other series of our preferred stock that we may issue in the future the terms of which provide that they rank senior to the Series A Preferred Stock with respect to the payment of dividends and distributions of assets upon our liquidation, dissolution or winding-up.

Dividends on Series A Preferred Stock

Holders of Series A Preferred Stock are entitled to receive, when, as and if declared by the Board of Directors of the Company or a duly authorized committee thereof, out of lawfully available funds for the payment of dividends, cumulative cash dividends from the original issue date at the rate of 8.00% of the $25.00 per share liquidation preference per annum (equivalent to $2.00 per annum per share). Dividends on the Series A Preferred Stock shall be payable quarterly on the 15th day of March, June, September and December of each year. In the event that we issue additional Series A Preferred Stock after the original issue date, dividends on such additional shares may accrue from the original issue date or any other date that we specify at the time such additional shares are issued.

Dividends on the Series A Preferred Stock will accrue whether or not we have earnings, whether or not there are funds legally available for the payment of those dividends and whether or not those dividends are declared by our Board of Directors. No interest, or sum in lieu of interest, will be payable in respect of any dividend payment or payments on the Preferred Stock that may be in arrears, and holders of the Preferred Stock will not be entitled to any dividends in excess of full cumulative dividends described above. Any dividend payment made on the Preferred Stock shall first be credited against the earliest accumulated but unpaid dividend due with respect to those shares.

Liquidation Rights of Series A Preferred Stock

Upon our voluntary or involuntary liquidation, dissolution or winding up, holders of the Series A Preferred Stock and any parity stock are entitled to receive out of our assets available for distribution to stockholders, after satisfaction of liabilities to creditors, if any, and subject to the preferential rights of the holders of any class or series of capital stock that we may issue ranking senior to the Series A Preferred Stock with respect to the distribution of assets upon liquidation, dissolution or winding up, a liquidating distribution in the amount equal to the liquidation preference of $25.00 per share of Series A Preferred Stock, plus an amount equal to any accumulated and unpaid dividends to, but not including, the date of payment, but before any distribution of assets is made to holders of our common stock or any class or series of our capital stock we may issue that ranks junior to the Series A Preferred Stock as to liquidation rights.

Redemption of Series A Preferred Stock

The Preferred Stock is not redeemable prior to February 28, 2023. On and after that date, the Series A Preferred Stock will be redeemable at our option, in whole or in part, at a redemption price equal to $25.00 per share, plus any accumulated and unpaid dividends thereon, including accumulated but unpaid dividends for the then-current dividend period, to, but not including, the redemption date. Holders of the Preferred Stock will have no right to require the redemption of the Preferred Stock.

Notwithstanding the foregoing, we may, at our option, upon not less than 30 nor more than 60 days’ written notice, redeem the Series A Preferred Stock, in whole or in part, within 120 days after a change in control, at a redemption price equal to $25.00 per share plus accumulated and unpaid dividends thereon, including accumulated but unpaid dividends for the then-current dividend period, to, but not including, the redemption date. Holders of the Preferred Stock will have no right to require the redemption of the Preferred Stock.

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Voting Rights of Series A Preferred Stock Holders

The holders of Series A Preferred Stock will not have any voting rights, except as set forth below or as otherwise from time to time provided by law, nor will the holders of the Series A Preferred Stock be given any notice of a meeting or vote by the Company’s stockholders.

In any matter on which holders of Preferred Stock are entitled to vote, each share of Preferred Stock will be entitled to one vote for each $25.00 of liquidation preference.

So long as any shares of Preferred Stock remain outstanding, we will not, without the affirmative vote or consent of the holders of at least two-thirds of the votes entitled to be cast by the holders of the Series A Preferred Stock and each other class or series of voting parity stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting together as a single class) (a) authorize, create, or issue, or increase the authorized or issued amount of, any class or series of stock ranking senior to the Series A Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of the affairs of the Company or reclassify any authorized shares of capital stock of the Company into such stock, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such stock; or (b) amend, alter or repeal our Certificate of Incorporation, whether by way of a merger, consolidation, transfer or conveyance of all or substantially all of our assets or otherwise (an “Event”), so as to materially and adversely affect any right, preference, privilege or voting power of the Series A Preferred Stock or the holders thereof; provided, however, with respect to the occurrence of any of the Events set forth in (b) above, so long as any shares of Series A Preferred Stock remain outstanding with the terms thereof unchanged, or the holders of shares of Series A Preferred Stock receive capital stock of the successor with substantially identical rights (taken as a whole), taking into account that, upon the occurrence of an Event, we may not be the surviving entity, the occurrence of such Event shall not be deemed to adversely affect such rights, preferences, privileges or voting power of holders of Series A Preferred Stock, and in such case such holders shall not have any voting rights with respect to the occurrence of any of the Events. In addition, if the holders of the Series A Preferred Stock receive the greater of the full trading price of the Series A Preferred Stock on the date of an Event set forth in (b) above or the $25.00 liquidation preference per share of the Series A Preferred Stock pursuant to the occurrence of any of the Events, then such holders will not have any voting rights with respect to the Events. Moreover, if any Event above would adversely affect any right, preference, privilege or voting power of the Series A Preferred Stock disproportionately relative to other classes or series of parity stock, the affirmative vote of the holders of at least two-thirds of the outstanding shares of Preferred Stock, voting separately as a class, will also be required.

Anti-Takeover Effects of Provisions of Delaware Law and the Company’s Certificate of Incorporation and Bylaws

Delaware Anti-Takeover Law

The Company is subject to Section 203 of the Delaware General Corporation Law (“Section 203”). Section 203 generally prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder unless:

●	prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

●	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned by (i) persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●	at or subsequent to such time the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

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Section 203 defines a “business combination” to generally include:

●	any merger or consolidation of the corporation or any direct or indirect majority-owned subsidiary of the corporation with the interested stockholder;

●	any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), except proportionately as a stockholder of such corporation, to or with the interested stockholder of assets of the corporation or of any direct or indirect majority-owned subsidiary of the corporation which assets have an aggregate market value equal to 10% or more of either the aggregate market value of all the assets of the corporation determined on a consolidated basis or the aggregate market value of all the outstanding stock of the corporation;

●	subject to certain exceptions, any transaction which results in the issuance or transfer by the corporation or by any direct or indirect majority-owned subsidiary of the corporation of any stock of the corporation or of such subsidiary to the interested stockholder;

●	subject to certain exceptions, any transaction involving the corporation or any direct or indirect majority-owned subsidiary of the corporation that has the effect, directly or indirectly, of increasing the interested stockholder’s proportionate share of the stock of any class or series of securities, or securities convertible into the stock of any class or series, of the corporation or of any such subsidiary; and

●	any receipt by the interested stockholder of the benefit, directly or indirectly (except proportionately as a stockholder of such corporation), of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation or any direct or indirect majority-owned subsidiary.

In general, Section 203 defines an interested stockholder as any entity or person that (i) is the owner of 15% or more of the outstanding voting stock of the corporation, or (ii) is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder, and the affiliates and associates of such person.

Certificate of Incorporation and Bylaws

The Company’s Fourth Amended and Restated Certificate of Incorporation and Bylaws include anti-takeover provisions that:

●	authorize the Board of Directors, without further action by the stockholders, to issue shares of Preferred Stock in one or more series, and with respect to each series, to fix the number of shares constituting that series, and establish the rights and terms of that series;

●	establish advance notice procedures for stockholders to submit nominations of candidates for election to the Board of Directors to be brought before a stockholders meeting;

●	allow the Company’s directors to establish the size of the Board of Directors and fill vacancies on the Board created by an increase in the number of directors (subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances);

●	require the affirmative vote of the holders of the majority of the voting power of all of the then-outstanding shares of capital stock of the Company entitled to vote generally in the election of directors in order to remove a director or the entire Board of Directors for cause;

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●	do not provide stockholders cumulative voting rights with respect to director elections; and

●	provide that the Company’s Bylaws may be amended by the Board of Directors without stockholder approval; provided, however, that the stockholders may amend the Bylaws only with the affirmative vote of the holders of at least 66 2/3% of the voting power of all of the then-outstanding shares of capital stock of the Company entitled to vote generally in the election of directors.

Provisions of the Company’s Certificate of Incorporation and Bylaws may delay or discourage transactions involving an actual or potential change in the Company’s control or change in the Company’s Board of Directors or management, including transactions in which stockholders might otherwise receive a premium for their shares or transactions that the Company’s stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of the Common Stock.

Authorized and Unissued Shares

The Company’s authorized and unissued shares of Common Stock are available for future issuance without stockholder approval except as may otherwise be required by applicable stock exchange rules or Delaware law. The Company may issue additional shares for a variety of purposes, including future offerings to raise additional capital, to fund acquisitions and as employee and consultant compensation. The existence of authorized but unissued shares of Common Stock could render more difficult, or discourage an attempt, to obtain control of the Company by means of a proxy contest, tender offer, merger or otherwise.

The issuance of shares of Preferred Stock by the Company could have certain anti-takeover effects under certain circumstances, and could enable the Board of Directors to render more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, or other business combination transaction directed at the Company by, among other things, placing shares of Preferred Stock with investors who might align themselves with the Board of Directors.

Transfer Agent and Registrar

The transfer agent for the shares of the Company’s common stock and Series A Preferred Stock is Vstock Transfer, LLC.

DESCRIPTION OF DEBT SECURITIES

General

We will issue the debt securities offered by this prospectus and any accompanying prospectus supplement under an indenture to be entered into between us and the trustee identified in the applicable prospectus supplement. The terms of the debt securities will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as in effect on the date of the indenture. We have filed a copy of the form of indenture as an exhibit to the registration statement in which this prospectus is included. The indenture will be subject to and governed by the terms of the Trust Indenture Act of 1939.

We may offer under this prospectus up to an aggregate principal amount of $150,000,000 in debt securities, or if debt securities are issued at a discount, or in a foreign currency, foreign currency units or composite currency, the principal amount as may be sold for an aggregate public offering price of up to $150,000,000. Unless otherwise specified in the applicable prospectus supplement, the debt securities will represent our direct, unsecured obligations and will rank equally with all of our other unsecured indebtedness.

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The debt securities, if and when issued, will be direct, unsecured obligations of our company and may be either senior debt securities or subordinated debt securities. We may issue debt securities in one or more issuances or series. An indenture, or a supplemental indenture, will set forth specific terms of each issue or series of debt securities. There will be prospectus supplements relating to particular issues or series of debt securities. Each prospectus supplement will describe:

●	the title of the debt securities and whether the debt securities are senior or subordinated debt securities;

●	the total principal amount of the debt securities we are offering by that prospectus supplement;

●	the date or dates on which principal of the debt securities will be payable and the amount of principal which will be payable;

●	the rate or rates (which may be fixed or variable) at which the debt securities will bear interest, if any, or contingent interest, if any, as well as the dates from which interest will accrue, the dates on which interest will be payable, the persons to whom interest will be payable, if other than the registered holders on the record date, and the record date for the interest payable on any payment date;

●	the currency in which principal and interest, and any premium, will be payable;

●	the place or places where principal, premium, if any, and interest, if any, on the debt securities will be payable and where debt securities which are in registered form can be presented for registration of transfer or exchange;

●	any provisions regarding our right to prepay debt securities or of holders to require us to prepay debt securities;

●	the right, if any, of holders of the debt securities to convert them into common stock or other securities, including any contingent conversion provisions;

●	any provisions requiring or permitting us to make payments to a sinking fund which will be used to redeem debt securities or a purchase fund which will be used to purchase debt securities;

●	the percentage of the principal amount of the debt securities which is payable if maturity of the debt securities is accelerated because of a default;

●	any special or modified events of default or covenants with respect to the debt securities; and

●	any other material terms of the debt securities.

We may issue discount debt securities that provide for an amount less than the stated principal amount to be due and payable upon acceleration of the maturity of such debt securities in accordance with the terms of the indenture. We may also issue debt securities in bearer form, with or without coupons. If we issue discount debt securities or debt securities in bearer form, we will describe material U.S. federal income tax considerations and other material special considerations which apply to these debt securities in the applicable prospectus supplement.

We may issue debt securities denominated in or payable in a foreign currency or currencies or a foreign currency unit or units. If we do, we will describe the restrictions, elections, and general tax considerations relating to the debt securities and the foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Registrar and Paying Agent

The debt securities may be presented for registration of transfer or for exchange at the corporate trust office of the security registrar or at any other office or agency that we maintain for those purposes. In addition, the debt securities may be presented for payment of principal, interest and any premium at the office of the paying agent or at any office or agency that we maintain for those purposes.

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Conversion or Exchange Rights

Debt securities may be convertible into or exchangeable for shares of our common stock. The terms and conditions of conversion or exchange will be stated in the applicable prospectus supplement. The terms will include, among others, the following:

●	the conversion or exchange price;

●	the conversion or exchange period;

●	provisions regarding the convertibility or exchangeability of the debt securities, including who may convert or exchange;

●	events requiring adjustment to the conversion or exchange price;

●	provisions affecting conversion or exchange in the event of our redemption of the debt securities; and

●	any anti-dilution provisions, if applicable.

Registered Global Securities

If we decide to issue debt securities in the form of one or more global securities, then we will register the global securities in the name of the depositary for the global securities or the nominee of the depositary, and the global securities will be delivered by the trustee to the depositary for credit to the accounts of the holders of beneficial interests in the debt securities.

The prospectus supplement will describe the specific terms of the depositary arrangement for debt securities of a series that are issued in global form. None of us, the trustee, any payment agent or the security registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to these beneficial ownership interests.

No Protection in the Event of a Change of Control

The indenture does not have any covenants or other provisions providing for a put or increased interest or otherwise that would afford holders of our debt securities additional protection in the event of a recapitalization transaction, a change of control or a highly leveraged transaction. If we offer any covenants or provisions of this type with respect to any debt securities covered by this prospectus, we will describe them in the applicable prospectus supplement.

Covenants

Unless otherwise indicated in this prospectus or the applicable prospectus supplement, our debt securities will not have the benefit of any covenants that limit or restrict our business or operations, the pledging of our assets or the incurrence by us of indebtedness. We will describe in the applicable prospectus supplement any material covenants in respect of a series of debt securities.

Merger, Consolidation or Sale of Asset

The form of indenture provides that we will not consolidate with or merge into any other person or convey, transfer, sell or lease our properties and assets substantially as an entirety to any person, unless:

●	we are the surviving person of such merger or consolidation, or, if we are not the surviving person, the person formed by the consolidation or into or with which we are merged or the person to which our properties and assets are conveyed, transferred, sold or leased, is a corporation organized and existing under the laws of the U.S., any state or the District of Columbia or a corporation or comparable legal entity organized under the laws of a foreign jurisdiction and has expressly assumed all of our obligations, including the payment of the principal of and, premium, if any, and interest on the debt securities and the performance of the other covenants under the indenture; and

●	immediately before and immediately after giving effect to the transaction on a pro forma basis, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, has occurred and is continuing under the indenture.

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Events of Default and Remedies

Unless otherwise specified in the applicable prospectus supplement, the following events will be events of default under the indenture with respect to debt securities of any series:

●	we fail to pay any principal or premium, if any, when it becomes due;

●	we fail to pay any interest within 30 days after it becomes due;

●	we fail to observe or perform any other covenant in the debt securities or the indenture for 60 days after written notice specifying the failure from the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series; and

●	certain events involving bankruptcy, insolvency or reorganization of us or any of our significant subsidiaries.

The trustee may withhold notice to the holders of the debt securities of any series of any default, except in payment of principal of or premium, if any, or interest on the debt securities of a series, if the trustee considers it to be in the best interest of the holders of the debt securities of that series to do so.

If an event of default (other than an event of default resulting from certain events of bankruptcy, insolvency or reorganization) occurs, and is continuing, then the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of any series may accelerate the maturity of the debt securities. If this happens, the entire principal amount, plus the premium, if any, of all the outstanding debt securities of the affected series plus accrued interest to the date of acceleration will be immediately due and payable. At any time after the acceleration, but before a judgment or decree based on such acceleration is obtained by the trustee, the holders of a majority in aggregate principal amount of outstanding debt securities of such series may rescind and annul such acceleration if:

●	all events of default (other than nonpayment of accelerated principal, premium or interest) have been cured or waived;

●	all lawful interest on overdue interest and overdue principal has been paid; and

●	the rescission would not conflict with any judgment or decree.

In addition, if the acceleration occurs at any time when we have outstanding indebtedness that is senior to the debt securities, the payment of the principal amount of outstanding debt securities may be subordinated in right of payment to the prior payment of any amounts due under the senior indebtedness, in which case the holders of debt securities will be entitled to payment under the terms prescribed in the instruments evidencing the senior indebtedness and the indenture.

If an event of default resulting from certain events of bankruptcy, insolvency or reorganization occurs, the principal, premium and interest amount with respect to all of the debt securities of any series will be due and payable immediately without any declaration or other act on the part of the trustee or the holders of the debt securities of that series.

The holders of a majority in principal amount of the outstanding debt securities of a series will have the right to waive any existing default or compliance with any provision of the indenture or the debt securities of that series and to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, subject to certain limitations specified in the indenture.

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No holder of any debt security of a series will have any right to institute any proceeding with respect to the indenture or for any remedy under the indenture, unless:

●	the holder gives to the trustee written notice of a continuing event of default;

●	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the affected series make a written request and offer reasonable indemnity to the trustee to institute a proceeding as trustee;

●	the trustee fails to institute a proceeding within 60 days after such request; and

●	the holders of a majority in aggregate principal amount of the outstanding debt securities of the affected series do not give the trustee a direction inconsistent with such request during such 60-day period.

These limitations do not, however, apply to a suit instituted for payment on debt securities of any series on or after the due dates expressed in the debt securities.

We will periodically deliver certificates to the trustee regarding our compliance with our obligations under the indenture.

Modification of an Indenture

From time to time, we and the trustee may, without the consent of holders of the debt securities of one or more series, amend the indenture or the debt securities of one or more series, or supplement the indenture, for certain specified purposes, including:

●	to provide that the surviving entity following a change of control permitted under the indenture will assume all of our obligations under the indenture and debt securities;

●	to provide for certificated debt securities in addition to uncertificated debt securities;

●	to comply with any requirements of the SEC under the Trust Indenture Act of 1939;

●	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

●	to cure any ambiguity, defect or inconsistency, or make any other change that does not materially and adversely affect the rights of any holder; and

●	to appoint a successor trustee under the indenture with respect to one or more series.

From time to time we and the trustee may, with the consent of holders of at least a majority in principal amount of an outstanding series of debt securities, amend or supplement the indenture or the debt securities series, or waive compliance in a particular instance by us with any provision of the indenture or the debt securities. We may not, however, without the consent of each holder affected by such action, modify or supplement the indenture or the debt securities or waive compliance with any provision of the indenture or the debt securities in order to:

●	reduce the amount of debt securities whose holders must consent to an amendment, supplement, or waiver to the indenture or such debt security;

●	reduce the rate of or change the time for payment of interest or reduce the amount of or postpone the date for payment of sinking fund or analogous obligations;

●	reduce the principal of or change the stated maturity of the debt securities;

●	make any debt security payable in money other than that stated in the debt security;

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●	change the amount or time of any payment required or reduce the premium payable upon any redemption, or change the time before which no such redemption may be made;

●	waive a default in the payment of the principal of, premium, if any, or interest on the debt securities or a redemption payment;

●	waive a redemption payment with respect to any debt securities or change any provision with respect to redemption of debt securities; or

●	take any other action otherwise prohibited by the indenture to be taken without the consent of each holder affected by the action.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

The indenture permits us, at any time, to elect to discharge our obligations with respect to one or more series of debt securities by following certain procedures described in the indenture. These procedures will allow us either:

●	to defease and be discharged from any and all of our obligations with respect to any debt securities except for the following obligations (which discharge is referred to as “legal defeasance”);

●	to register the transfer or exchange of such debt securities;

●	to replace temporary or mutilated, destroyed, lost or stolen debt securities;

●	to compensate and indemnify the trustee;

●	to maintain an office or agency in respect of the debt securities and to hold monies for payment in trust; or

●	to be released from our obligations with respect to the debt securities under certain covenants contained in the indenture, as well as any additional covenants which may be contained in the applicable supplemental indenture (which release is referred to as “covenant defeasance”).

In order to exercise either defeasance option, we must irrevocably deposit with the trustee or other qualifying trustee, in trust for that purpose:

●	money;

●	U.S. Government Obligations (as described below) or Foreign Government Obligations (as described below) that through the scheduled payment of principal and interest in accordance with their terms will provide money; or

●	a combination of money and/or U.S. Government Obligations and/or Foreign Government Obligations sufficient in the written opinion of a nationally-recognized firm of independent accountants to provide money;

that, in each case specified above, provides a sufficient amount to pay the principal of, premium, if any, and interest, if any, on the debt securities of the series, on the scheduled due dates or on a selected date of redemption in accordance with the terms of the indenture.

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In addition, defeasance may be effected only if, among other things:

●	in the case of either legal or covenant defeasance, we deliver to the trustee an opinion of counsel, as specified in the indenture, stating that as a result of the defeasance neither the trust nor the trustee will be required to register as an investment company under the Investment Company Act of 1940;

●	in the case of legal defeasance, we deliver to the trustee an opinion of counsel stating that we have received from, or there has been published by, the Internal Revenue Service a ruling to the effect that, or there has been a change in any applicable federal income tax law with the effect that (and the opinion shall confirm that), the holders of outstanding debt securities will not recognize income, gain or loss for U.S. federal income tax purposes solely as a result of such legal defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner, including as a result of prepayment, and at the same times as would have been the case if legal defeasance had not occurred;

●	in the case of covenant defeasance, we deliver to the trustee an opinion of counsel to the effect that the holders of the outstanding debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if covenant defeasance had not occurred; and

●	certain other conditions described in the indenture are satisfied.

If we fail to comply with our remaining obligations under the indenture and applicable supplemental indenture after a covenant defeasance of the indenture and applicable supplemental indenture, and the debt securities are declared due and payable because of the occurrence of any undefeased event of default, the amount of money or U.S. Government Obligations or Foreign Government Obligations on deposit with the trustee could be insufficient to pay amounts due under the debt securities of the affected series at the time of acceleration. We will, however, remain liable in respect of these payments.

The term “U.S. Government Obligations” as used in the above discussion means securities that are direct obligations of or non-callable obligations guaranteed by the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.

The term “Foreign Government Obligations” as used in the above discussion means, with respect to debt securities of any series that are denominated in a currency other than U.S. dollars, (1) direct obligations of the government that issued or caused to be issued such currency for the payment of which obligations its full faith and credit is pledged or (2) obligations of a person controlled or supervised by or acting as an agent or instrumentality of such government the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by that government, which in either case under clauses (1) or (2), are not callable or redeemable at the option of the issuer.

Regarding the Trustee

We will identify the trustee with respect to any series of debt securities in the prospectus supplement relating to the applicable debt securities. You should note that if the trustee becomes a creditor of ours, the indenture and the Trust Indenture Act of 1939 limit the rights of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim, as security or otherwise. The trustee and its affiliates may engage in, and will be permitted to continue to engage in, other transactions with us and our affiliates. If, however, the trustee acquires any “conflicting interest” within the meaning of the Trust Indenture Act of 1939, it must eliminate such conflict or resign.

The holders of a majority in principal amount of the then outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee. If an event of default occurs and is continuing, the trustee, in the exercise of its rights and powers, must use the degree of care and skill of a prudent person in the conduct of his or her own affairs. Subject to that provision, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities, unless they have offered to the trustee reasonable indemnity or security.

No Individual Liability of Incorporators, Stockholders, Officers or Directors

Each indenture provides that no incorporator and no past, present or future stockholder, officer or director of our Company or any successor corporation in those capacities will have any individual liability for any of our obligations, covenants or agreements under the debt securities or such indenture.

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Governing Law

The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase common stock, preferred stock, debt securities or units. Each issue of warrants will be the subject of a warrant agreement which will contain the terms of the warrants. In the event that we issue warrants, we will distribute a prospectus supplement with regard to each issue of warrants. Each prospectus supplement will describe, as to the warrants to which it relates:

●	the securities which may be purchased by exercising the warrants (which may be common stock, preferred stock, depositary shares, debt securities or units consisting of two or more of those types of securities);

●	the exercise price of the warrants (which may be wholly or partly payable in cash or wholly or partly payable with other types of consideration);

●	the period during which the warrants may be exercised;

●	any provision adjusting the securities which may be purchased on exercise of the warrants and the exercise price of the warrants in order to prevent dilution or otherwise;

●	the place or places where warrants can be presented for exercise or for registration of transfer or exchange; and

●	any other material terms of the warrants.

Exercise of Warrants

Each warrant will entitle the holder of the warrant to purchase for cash the amount of common stock, preferred stock, depositary shares, debt securities or units at the exercise price stated or determinable in the applicable prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be exercised as described in the applicable prospectus supplement.

Until a holder exercises the warrants to purchase any securities underlying the warrants, the holder will not have any rights as a holder of the underlying securities by virtue of ownership of warrants.

DESCRIPTION OF UNITS

We may issue securities in units, each consisting of two or more types of securities. For example, we might issue units consisting of a combination of debt securities and warrants to purchase common stock. If we issue units, the prospectus supplement relating to the units will contain the information described above with regard to each of the securities that is a component of the units. In addition, each prospectus supplement relating to units will:

●	state how long, if at all, the securities that are components of the units must be traded in units, and when they can be traded separately;

●	state whether we will apply to have the units traded on a securities exchange or securities quotation system; and

●	describe how, for U.S. federal income tax purposes, the purchase price paid for the units is to be allocated among the component securities.

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PLAN OF DISTRIBUTION

We may sell the securities offered through this prospectus and applicable prospectus supplements in one or more of the following ways from time to time: (i) to or through underwriters or dealers, (ii) directly to one or more purchasers, including our affiliates, (iii) through agents, (iv) through a combination of any these methods, or (v) through any other method permitted by applicable law.

In addition, the manner in which we may sell some or all of the securities covered by this prospectus, includes, without limitation, through:

●	an “at the market” offering, within the meaning of Rule 415(a)(4) of the Securities Act of 1933, as amended, or the “Securities Act,” to or through a market maker or into an existing trading market on an exchange or otherwise;

●	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

●	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

●	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

●	privately negotiated transactions.

The securities may be distributed at a fixed price or prices, which may be changed, based on market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. The prospectus supplement relating to an offering of securities will set forth the terms of such offering, including:

●	the name or names of any underwriters or agents;

●	the name or names of any managing underwriter or underwriters;

●	the name or names of any broker/dealers or placement agents;

●	the purchase price of the securities;

●	any over-allotment options under which underwriters may purchase additional securities;

●	the net proceeds from the sale of the securities;

●	any delayed delivery arrangements;

●	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

●	any initial public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers;

●	any commissions paid to agents; and

●	any securities exchange or market on which the securities may be listed.

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Sale Through Underwriters or Dealers

Only underwriters named in a prospectus supplement are underwriters of the securities offered by such prospectus supplement.

If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters without a syndicate. Unless otherwise indicated in a prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. The dealers may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

The maximum compensation or discount to be received by any FINRA member or independent broker-dealer will not be greater than 8% for the sale of any securities being registered hereunder pursuant to Rule 415 of the Securities Act.

Direct Sales and Sales Through Agents

We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. Any applicable prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in a prospectus supplement.

Delayed Delivery Contracts

If an applicable prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market Making, Stabilization and Other Transactions

We may elect to list offered securities on an exchange or in the over-the-counter market. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Certain persons participating in an offering may engage in overallotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with rules and regulations under the Exchange Act. Overallotment involves the sale in excess of the offering size, which create a short position. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

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Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

General Information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

LEGAL MATTERS

Loeb & Loeb LLP, New York, New York, or other counsel selected by the Company with regard to a particular offering, who will be named in the prospectus supplement relating to that offering, will pass upon the validity of any securities we offer by this prospectus. If the validity of any securities is also passed upon by counsel for the underwriters of an offering of those securities, that counsel will be named in the prospectus supplement relating to that offering.

EXPERTS

The consolidated financial statements of the Company as of December 31, 2020 and 2019 and for the years ended December 31, 2020 and 2019, incorporated in this prospectus by reference to the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in accounting and auditing.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information reporting requirements of the Exchange Act and, in accordance with these requirements, we file, electronically, with the SEC, annual, quarterly and current reports, proxy statements, information statements, and other information. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. In addition, we provide free access to these materials through our website, www.fgfinancial.com, as soon as reasonably practicable after they are filed with or furnished to the SEC. Information contained on, or (other than our SEC filings) that may be accessible through, our website is not a part of, and is not incorporated into, this prospectus.

We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus and any prospectus supplement. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus or any prospectus supplement to a contract or other document, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement through the SEC’s website.

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INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference information in this document. This means that we can disclose important information to you by referring you to documents that we have previously filed with the SEC or documents that we will file with the SEC in the future. The information incorporated by reference is considered to be an important part of this prospectus, except for any information that is superseded by information that is included directly in this document.

We are incorporating by reference in this prospectus the following documents which we have previously filed with the SEC (other than any portions of the Current Reports on Form 8-K that were furnished pursuant to Item 2.02 or 7.01 of Form 8-K or other applicable SEC rules):

(1)	Annual Report on Form 10-K for the year ended December 31, 2020, filed on March 18, 2021;

(2)	Current Report on Form 8-K filed on March 18, 2021;

(3)	the description of our shares of common stock contained in our Registration Statement on Form 8-A, as filed with the SEC on March 19, 2014, including any amendment or report filed for the purpose of updating such description; and

(4)	the description of our shares of 8.00% Cumulative Preferred Stock, Series A contained in our Registration Statement on Form 8-A, as filed with the SEC on February 26, 2018.

Whenever after the date of filing the registration statement of which this prospectus is a part, and until all of the securities to which this prospectus relates have been sold or the offering is otherwise terminated, we file reports or documents under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, those reports and documents will be deemed to be part of this prospectus from the time they are filed. Any statements made in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus modifies or supersedes the statement. Nothing in this prospectus will be deemed to incorporate information furnished by us on Form 8-K that under the rules of the SEC, is not deemed “filed” for purposes of the Exchange Act.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus, but not delivered with the prospectus, upon oral or written request, free of charge. Any requests for this information should be made by calling or sending a letter at our principal executive offices at the following address:

FG Financial Group, Inc.

Attention: Investor Relations

970 Lake Carillon Dr., Suite 318

St. Petersburg, FL 33716

Telephone: (727)-304-5666

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169,200 Shares

8% Series A Cumulative Preferred Stock

Liquidation Preference $25.00 Per Share

PROSPECTUS SUPPLEMENT

ThinkEquity

a division of Fordham Financial Management, Inc.

May 18, 2021